PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


                            Dated as of June 30, 1997


                                     between


                      MANHATTAN BEACH HOTEL PARTNERS, L.P.
                         a Delaware limited partnership

                                    as Seller



                                       and



                      HMC/INTERSTATE MANHATTAN BEACH, L.P.
                         a Delaware limited partnership
                                    as Buyer

                               TABLE OF CONTENTS


                                                                      Page
                                                                      ----

ARTICLE I      EFFECTIVE DATE                                           2

ARTICLE II     DEFINITIONS                                              3

ARTICLE III    PROPERTY SUBJECT TO AGREEMENT                            8

ARTICLE IV     PURCHASE PRICE, PAYMENT OF PURCHASE PRICE
               AND LIQUIDATED DAMAGES                                  10

               4.1    Purchase Price                                   10
               4.2    Payment of Purchase Price; Deposit               10
               4.3    Allocation of Purchase Price                     11
               4.4    Investment of Deposit                            12
               4.5    Liquidated Damages                               12

ARTICLE V      "AS IS, WHERE IS" SALE                                  14

               5.1    "As Is, Where Is" Sale                           14
               5.2    Inspection                                       16

ARTICLE VI     TITLE TO PROPERTY; APPROVALS                            18

               6.1    Title                                            18
               6.2    Approval of Title                                18
               6.3    Ground Lease                                     19
               6.4    Personal Property, and Subleases, Contracts,
                      Permits and Miscellaneous Property Assets        21
               6.5    Approval of Other Matters                        21

ARTICLE VII    BUYER'S CONDITIONS PRECEDENT TO CLOSING                 22

               7.1    Buyer's Conditions Precedent                     22
               7.2    Failure to Obtain Approvals or
                      Receipt of Disapprovals                          23
               7.3    Satisfaction of Conditions                       23
               7.4    Waiver of Conditions                             23

ARTICLE VIII   SELLER'S CONDITIONS PRECEDENT TO CLOSING                24

               8.1  Seller's Conditions Precedent                      24
               8.2  Failure to Obtain Approvals or
                    Receipt of Disapprovals                            24
               8.3  Satisfaction of Conditions                         24
               8.4  Waiver of Conditions                               24

ARTICLE IX     ESCROW AND CLOSING                                      26

               9.1    Deposit with Escrow Holder and
                      Escrow Instructions                              26
               9.2    Closing                                          26
               9.3    Deliveries by Seller                             27
               9.4    Deliveries by Buyer                              28
               9.5    Additional Deliveries by Buyer, Seller,
                      and Others                                       28
               9.6    Prorations and Apportionments                    28
               9.7    Costs and Expenses                               34
               9.8    Insurance; Safekeeping                           34
               9.9    Close of Escrow                                  35
               9.10   Notification; Closing Statements                 36
               9.11   Employment Escrow                                37

ARTICLE X      REPRESENTATIONS, WARRANTIES, AND COVENANTS              37

               10.1   Buyer's Representations and Warranties           38
               10.2   Seller's Representations and Warranties          38
               10.3 Continuation and Survival of Representations and Warranties; Limitations on Liability Therefor 41

ARTICLE XI     POSSESSION                                              42

ARTICLE XII    OPERATION OF THE PROPERTY                               42

ARTICLE XIII   LOSS BY CASUALTY; CONDEMNATION                          43

               13.1   Damage or Destruction                            43
               13.2   Condemnation                                     43

ARTICLE XIV    MISCELLANEOUS                                           44

               14.1   Notices                                          44
               14.2   Brokers and Finders                              46
               14.3   Assignment                                       46
               14.4   Successors and Assigns                           47
               14.5   Amendments                                       47
               14.6   Interpretation                                   47
               14.7   Governing Law                                    48
               14.8   Entire Agreement                                 48
               14.9   Attorney's Fees and Costs                        48
               14.10  Time of the Essence                              48
               14.11  Confidentiality                                  48
               14.12  No Waiver                                        49
               14.13  Further Acts                                     49
               14.14  Exhibits                                         49
               14.15  Counterparts                                     50
               14.16  No Intent to Benefit Third Parties               50

               14.17  Performance Due on Day Other Than
                      Business Day                                     50
               14.18  Expenses of Purchase and Sale                    50
               14.19  Severability                                     50
               14.20  No Recording                                     50
               14.21  Quitclaim                                        50
               14.22  Termination of Agreement                         51
               14.23  Waiver of Known Defaults                         52
               14.24  Access to Records After Closing                  52

Exhibit A      LEGAL DESCRIPTION                                       A-1

Exhibit B      FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE       B-1

Exhibit C      FORM OF GRANT DEED                                      C-1

Exhibit D      FORM OF BILL OF SALE                                    D-1

Exhibit E      FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT     E-1

Exhibit F      FORM OF NON-FOREIGN AFFIDAVIT                           F-1

Exhibit G      FORM OF NOTICES TO SUBTENANTS, EQUIPMENT LESSORS,
               AND VENDORS                                             G-1

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

     This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made as of June 30, 1997, between MANHATTAN BEACH HOTEL PARTNERS, L.P., a Delaware limited partnership ("Seller"), and HMC/INTERSTATE MANHATTAN BEACH, L.P., a Delaware limited partnership ("Buyer"), for the purpose of setting forth the agreement of the parties and of instructing COMMONWEALTH LAND TITLE COMPANY, a California corporation ("Escrow Holder") with respect to the transactions contemplated by this Agreement.

                                R E C I T A L S
                                ---------------

A. Seller is the lessee of certain land located at 1400 Parkview Avenue, Manhattan Beach, California, and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Land"), upon which is located certain improvements commonly known as: (i) the "Radisson Plaza Hotel," consisting of an approximately 380 room hotel building, and various conference and banquet facilities, two dining rooms, two lounges, a swimming pool, and a parking garage (collectively, the "Hotel"); and (ii) the "Radisson Plaza Golf Course," consisting of a nine-hole executive golf course open to the public as well as to the guests of the Hotel (the "Golf Course").

B. The Land upon which the Hotel and the Golf Course are located is leased by Seller from the City of Manhattan Beach (the "City") pursuant to that certain Ground Lease dated March 1, 1983, as amended by Amendment No. 1 to Ground Lease dated August 25, 1983, Amendment No. 2 to Ground Lease dated January 24, 1984, Amendment No. 3 to Ground Lease dated October 15, 1984, Amendment No. 4 to Ground Lease dated July 28, 1987, Amendment No. 5 to Ground Lease dated October 9, 1987, Amendment No. 6 to Ground Lease dated November 3, 1987, and by letters dated March 12, 1984, October 12, 1984, and August 7, 1987, the tenant's interest in such lease having been assigned by mesne assignments to Seller (as so amended and assigned, the "Ground Lease").

C. Seller is the owner of certain items of personal property located at and used in the operation of the Hotel, including, but not limited to furniture, furnishings, equipment, inventory, merchandise, and supplies.

D. The Hotel is managed by Interstate Hotels Corporation, successor by merger to Manhattan Beach Management Company ("Manager"), pursuant to that certain Management Agreement dated January 3, 1992, as amended by Amendment to
     Management  Agreement  dated as of April 21, 1994, and Second  Amendment to

     Management Agreement dated as of March 20, 1997 (collectively, the "Management Agreement"), between Manager and Seller. The Hotel is operated as a Radisson Plaza Hotel pursuant to that certain License Agreement dated as of November 27, 1984, as amended and supplemented by Amendment to License Agreement dated as of October 2, 1989, Agreement Regarding Radisson License dated as of November 14, 1989, Agreement Amending and Restating Radisson License Agreement dated as of June 14, 1991, Amended and Restated License Agreement dated as of June 14, 1991, Amendment to License Agreement dated as of June 14, 1991, and First Amendment to Amended and Restated License Agreement for Radisson Plaza Hotel and Golf Course (Manhattan Beach, California) dated September 20, 1993 (collectively, the "License Agreement"), all between Radisson Hotels International, Inc. ("Licensor") or Licensor's predecessor in interest and Seller or Seller's predecessor in interest. The Golf Course is operated by Radisson Golf Course Co., Inc. ("Operator"), pursuant to that certain Operating Agreement (Radisson Plaza Golf Course) dated December 10, 1986 (the "Operating Agreement"), between Operator and Manhattan Beach Hotel Properties, a California limited partnership, Seller's predecessor-in-interest in the Hotel and the Golf Course.

E. Buyer desires to purchase the Property (as hereinafter defined) and assume the tenant's interest in the Ground Lease from Seller, and Seller desires to sell the Property and and assign the tenant's interest in the Ground Lease to Buyer, on the terms and conditions set, forth herein.


                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:


                                    ARTICLE I

                                 EFFECTIVE DATE
                                 --------------

     This Agreement shall be effective (the "Effective Date") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with Escrow Holder. Escrow Holder is hereby instructed to immediately notify in writing each party to this Agreement of the Effective Date.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

The following terms and references shall have the meanings indicated below:

(1) "Accounts" means all accounts receivable for the Hotel and the Golf Course outstanding as of the Closing Date and aged as of the Closing Date not more than ninety (90) calendar days.

(2) "Aged Accounts" means all accounts receivable for the Hotel and the Golf Course outstanding as of the Closing Date other than the Accounts.

(3) "Agreement" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(4) "Assignment and Assumption of Ground Lease" shall have the meaning ascribed thereto in Article III of this Agreement.

(5) "Balance" shall have the meaning ascribed thereto in Section 4.2(b) of this Agreement.

(6) "Bill of Sale" shall have the same meaning ascribed thereto in Article III of this Agreement.

(7) Broker" shall have the meaning ascribed thereto in Section 14.2(a) of this Agreement

(8) "Buyer" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(9) "City" shall have the meaning ascribed thereto in Recital B of this Agreement.

(10) "City Approval" shall have the meaning ascribed thereto in Section 6.3(a) of this Agreement.

(11) "City Approval  Notice" shall have the meaning  ascribed thereto in Section
     6.3 (d) of this Agreement.

(12) "City Materials" shall have the meaning ascribed thereto in Section 6.3(c) of this Agreement.

(13) "Closing" means the consummation of the transactions contemplated by this Agreement.

(14) "Closing Date" means the date the Deed and the Assignment and Assumption of Ground Lease are recorded.

(15) "Closing Statements" shall have the meaning ascribed thereto in Section 9.9(a) of this Agreement.

(16) "Collective Bargaining Agreement" means that certain Collective Bargaining Agreement dated July 1, 1994, between Radisson Plaza - LAX South and the Hotel Employees and Restaurant Employees International Union.

(17) "Commitment" shall have the meaning ascribed thereto in Section 6.2(a) of this Agreement.

(18) "Condemnation  Notice" shall have the meaning  ascribed  thereto in Section
     13.2 of this Agreement.

(19) "Contracts" shall have the meaning ascribed thereto in Article III of this Agreement.

(20) "Cutoff Time" shall have the meaning ascribed thereto in Section 9.6 of this Agreement.

(21) "Deed" shall have the meaning ascribed thereto in Article III of this agreement.

(22) "Deposit" shall have the meaning ascribed thereto in Section 4.2(a! of this Agreement.

(23) "Documents" shall have the meaning ascribed thereto in Section 6.5 of this Agreement.

(24) "Effective Date" shall have the meaning ascribed thereto in Article I of this Agreement.

(25) "Employment Claims" means claims concerning employment, compensation, conditions of employment, or termination of employment, including without limitation, claims under the Collective Bargaining Agreement, claims for benefits under any employee, pension, health, welfare, or other benefit plan (including but not limited to vacation, severance, and sick leave), claims of or for unlawful discrimination, wrongful termination, worker's compensation, or unemployment compensation, statutory or contract severance claims under the Employee Retirement Income Security Act of 1974, and the costs (including reasonable attorney's fees and expenses) associated therewith.

(26) "Employment Escrow" shall have the meaning ascribed thereto in Section 9.11 of this Agreement.

(27) "Employment  Escrow  Agreement"  shall have the meaning ascribed thereto in
     Section 9.11 of this Agreement.

(28) "Environmental  Assessment"  shall  have the  meaning  ascribed  thereto in
     Section 5. l(b) of this Agreement.

(29) "Escrow" shall have the meaning ascribed thereto in Section 9.1 of this Agreement.

(30) "Escrow Holder" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(31) "Excluded Reports" shall have the meaning ascribed thereto in Section 5.2(d) of this Agreement.

(32) "FF&E" means furniture, fixtures, equipment, machinery, appliances, fittings, and other removable articles of personal property of every kind and nature that are owned by Seller, located at the Land, and used in the operation of Hotel or the Golf Course FF&E shall exclude all Inventory.

(33) "FF&E Reserves" means all funds, reserves, escrows, and accounts for the replacement and repair of FF&E, including, without limitation, the "FF&E Reserve," as such term is defined in the Management Agreement. FF&E Reserves are not being transferred by Seller to Buyer.

(34) "General Assignment and Assumption Agreement" shall have the meaning ascribed thereto in Article III of this Agreement.

(35) "Golf Course" shall have the meaning ascribed thereto in Recital A of this Agreement.

(36) "Ground Lease" shall have the meaning ascribed thereto in Recital B of this Agreement.

(37) "Guest Ledger Receivables" means the open accounts for all persons who are guests of the Hotel on the night immediately preceding the Closing Date, regardless of the date such guests first arrived at the Hotel.

(38) "Holiday" shall have the meaning ascribed thereto in Section 14.17 of this Agreement.

(39) "Hotel" shall have the meaning ascribed thereto in Recital A of this Agreement.

(40) "Improvements" shall have the meaning ascribed thereto in Article III of this Agreement.

(41) "Indemnified Party" shall have the meaning ascribed thereto in Section 6.3(e) of this Agreement.

(42) "Information" shall have the meaning ascribed thereto in Section 5.1(b) of this Agreement.

(43) "Inventory" means all of Seller's interest in: (i) all unopened and unspoiled food and beverage inventory, including, without limitation, all alcoholic beverages (to the extent they can legally be sold by Seller and purchased by Buyer) and the contents of all in-room service-bars and mini-bars held for sale to Hotel guests and others in the ordinary course of the business of the Hotel; and (ii) all unopened and unspoiled supplies held for resale and merchandise held for resale in the ordinary course of the business of the Hotel.

(44) "Inventory and Accounts Price" shall have the meaning  ascribed  thereto in
     Section 4.1 of this Agreement.

(45) "Known Default" shall have the meaning ascribed thereto in Section 14.23 of this Agreement.

(46) "Land" shall have the meaning ascribed thereto in Recital A of this Agreement.

(47) "License Agreement" shall have the meaning ascribed thereto in Recital D of this Agreement.

(48) "Licensor" shall have the meaning ascribed thereto in Recital D of this Agreement.

(49) "Limited Partner Disapproval" shall have the meaning set forth in Section 7.1(b) hereof.

(50) "Limited Partners" means, collectively, the limited partners and unit holders of Seller.

(51) "Management Agreement" shall have the meaning ascribed thereto in Recital D of this Agreement.

(52) "Manager" shall have the meaning ascribed thereto in Recital D of this Agreement.

(53) "Miscellaneous  Property Assets" shall have the meaning ascribed thereto in
     Article III of this Agreement.

(54) "Notice of Required Partnership Vote" shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.

(55) "Operating Agreement" shall have the meaning ascribed thereto in Recital D of this Agreement.

(56) "Operator" shall have the meaning ascribed thereto in Recital D of this Agreement.

(57) "Owner's Title Policy" shall have the meaning  ascribed  thereto in Section
     6.1 of this Agreement.

(58) "Partnership  Vote  Meeting"  shall have the  meaning  ascribed  thereto in
     Section 7.1(b) of this Agreement.

(59) "Payables" means all accounts payable for the Hotel and the Golf Course outstanding as of the Closing Date, other than those for which Manager or Operator is liable.

(60) "Permits" shall have the meaning ascribed thereto in Article III of this Agreement.

(61) "Permitted  Exceptions"  shall have the meaning ascribed thereto in Section
     6.1 of this Agreement.

(62) "Personal Property" shall have the meaning ascribed thereto in Article III of this Agreement.

(63) "Primary Purchase Price" shall have the meaning ascribed thereto in Section
     4.1 of this Agreement.

(64) "Property" shall have the meaning ascribed thereto in Article III of this Agreement.

(65) "Prorations" shall have the meaning ascribed thereto in Section 9.6(a) of this Agreement.

(66) "Protected Marks" shall mean all trademarks, service marks, trade names, logos, designs, and all goodwill appurtenant thereto, owned by Licensor, Manager, or Operator, or any direct or indirect parent, subsidiary or affiliate of each, or which may be owned by subtenants under Subleases or third parties under Contracts.

(67) "Purchase Price" shall have the meaning ascribed thereto in Section 4.1 of this Agreement.

(68) "Real Property" shall have the meaning ascribed thereto in Article III of this Agreement.

(69) "Seller" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(70) "Seller  has not  received"  shall  have the  meaning  ascribed  thereto in
     Section 10.2(p) of this Agreement.

(71) "Seller's knowledge" shall have the meaning ascribed thereto in Section 10.2(o) of this Agreement.

(72) "Seller's Non-Foreign Affidavit" shall have the meaning ascribed thereto in
     Section 9.3(e) of this Agreement.

(73) "Seller's Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of Shearson California Radisson Plaza Partners, L.P., dated on or about May 26, 1988, as amended by
     Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Shearson California Radisson Plaza Partners, L.P., dated 1988.

(74) "Subleases" shall have the meaning ascribed thereto in Article III of this Agreement.

(75) "Survey" shall have the meaning ascribed thereto in Section 6.2(a) of this Agreement.

(76) "Title Company" shall have the meaning ascribed thereto in Section 6.1 of this Agreement.

(77) "Transfer" shall have the meaning ascribed thereto in Section 14.3 of this Agreement.

                                   ARTICLE III

                           PROPERTY SUBJECT TO AGREEMENT
                           -----------------------------

     Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title, an interest in and to the following (collectively, the "Property"):

     (a) Ground Lease - the tenant's interest in the Ground Lease as in effect on the Closing Date. The Ground Lease shall be conveyed from Seller to Buyer pursuant to an Assignment and Assumption of Ground Lease (the "Assignment and Assumption of Ground Lease") substantially in the form of Exhibit B attached hereto and incorporated herein by reference.

     (b) Land - the tenant's interest under the Ground Lease in the land subject thereto. The Land shall be conveyed from Seller to Buyer pursuant to the Assignment and Assumption of Ground Lease.

     (c) Improvements - those certain hotel, parking, and other buildings, structures, and improvements, including, without limitation, the Hotel and the Golf Course, located on the Land (collectively, the "Improvements," and together with the Land, the "Real Property"). The Improvements shall be conveyed from Seller to Buyer pursuant to a Grant Deed (the "Deed") substantially in the form of Exhibit C attached hereto and incorporated herein by reference.

     (d) Personal Property - that certain personal property located at and used for the operation, maintenance, and management of the Hotel as of the Closing Date, including, without limitation, the FF&E, and the items listed on Schedule I to Exhibit D attached hereto and incorporated herein by reference, and good and marketable title thereto (collectively, the "Personal Property"). Notwithstanding anything to the contrary contained in this Agreement, the Personal Property shall not include: personal property leased by Seller under the contracts described in Schedule II to Exhibit D attached hereto and incorporated herein by reference; personal property owned by Manager or Operator; personal property owned by guests of the Hotel or the Golf Course; personal property owned by any subtenant under any Sublease; personal property owned by any suppliers, vendors, or contractors serving the Hotel, the Golf Course, or any sublessee; and the Aged Accounts. The Personal Property shall be conveyed from Seller to Buyer pursuant to a Bill of Sale (the "Bill of Sale") substantially in the form of Exhibit D attached hereto and incorporated herein by reference.

     (e) Subleases - those certain space leases, licenses, occupancy agreements, concessions, or other such arrangements for the use of space within the Hotel in effect on the Closing Date, other than arrangements for the transient use of guest rooms, banquet rooms, dining rooms, conference rooms, or other facilities in the Hotel or Golf Course by Hotel or Golf Course guests in the ordinary course of Hotel or Golf Course business, as set forth on Schedule I to Exhibit E attached hereto and incorporated herein by reference (collectively, the "Subleases"). Seller's interest in the Subleases shall be conveyed from Seller to Buyer pursuant to a General Assignment and Assumption Agreement (the "General Assignment and Assumption Agreement") substantially in the form of Exhibit E attached hereto and incorporated herein by reference.

     (f) Contracts - those certain contracts and agreements relating to the improvement, maintenance, repair, or operation of the Hotel or the Golf Course in effect on the Closing Date, if any, entered into by Seller or its predecessors in interest (or by Manager as the agent of Seller or in the name of the Hotel), as set forth on Schedule I to Exhibit E (collectively, the "Contracts"). Seller's interest in the Contracts shall be conveyed from Seller to Buyer pursuant to the General Assignment and Assumption Agreement.

     (g) Permits - those certain licenses, franchises, and permits obtained by Seller or its predecessors in interest (or by Manager as the agent of Seller or in the name of the Hotel), if any, used in or relating to the ownership, occupancy, or operation of the Property or any part thereof in effect on the Closing Date, as set forth on Schedule I to Exhibit E, other than those which, under applicable law or under provisions applicable to any particular permit in question, are non-transferable (collectively, the "Permits"). Seller's interest in the Permits shall be conveyed from Seller to Buyer pursuant to the General Assignment and Assumption Agreement.

     (h) Miscellaneous Property Assets - those certain contract rights, leases, concessions, trademarks, service marks, trade names (including the names of restaurants, lounges, and meeting rooms), logos, copyrights, and rights under guaranties or warranties relating to goods, merchandise, or services at or relating to the Hotel or the Golf Course, including, without limitation, the assets (including Accounts) set forth on Schedule I to Exhibit E, together with any indemnities benefitting Seller or the Property and relating to the Property, to the extent such indemnities are transferable (collectively, the "Miscellaneous Property Assets"), but the Miscellaneous Property Assets shall not include (and there shall be expressly excluded) the Ground Lease, the Subleases, the Contracts, the Permits, and the Protected Marks. Seller's interest in the Miscellaneous Property Assets shall be conveyed from Seller to Buyer pursuant to the General Assignment and Assumption Agreement.


                                   ARTICLE IV

                         PURCHASE PRICE, PAYMENT OF
                      PURCHASE PRICE AND LIQUIDATED DAMAGES
                      -------------------------------------

4.1 Purchase Price. Subject to the terms, conditions, and provisions contained in this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance of the Property (other than the Inventory and Accounts) to Buyer, the sum of Thirty-Eight Million Two Hundred Fifty Thousand Dollars ($38,250,000.00) (the Primary Purchase Price"). In addition, at the Closing, Buyer agrees to purchase from Seller and pay, and Seller agrees to sell to Buyer and accept, as consideration for the sale and assignment of the Inventory and the Accounts to Buyer, the sum of: (i) the value of the Inventory at its original cost; and (ii) the value of the Accounts on a dollar-for-dollar basis (collectively, the "Inventory and Accounts Price," which together with the Primary Purchase Price is hereinafter referred to as the "Purchase Price").

4.2 Payment of Purchase Price; Deposit. The Purchase Price shall be paid by Buyer as follows:

     (a) One Million Five Hundred Thousand Dollars ($1,500,000) (the "Deposit") shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder within one (1) business day following the Effective Date. Escrow Holder shall immediately notify Seller by facsimile in accordance with Section 14.1 hereof of Escrow Holder's receipt of the Deposit. Escrow Holder shall not release the Deposit except in strict accordance with the terms and conditions of this Agreement, or in strict accordance with further written instructions signed by both Seller and Buyer.

     (b) The balance of the Purchase Price, subject to adjustments as provided in Sections 9.6 and 9.7 hereof and taking into account all interest earned on the Deposit (the "Balance"), shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder at least one (1) business day before the scheduled Closing. If the purchase of the Property by Buyer hereunder is consummated, then the Deposit and all interest accrued thereon shall constitute a part of and be applied against the Purchase Price. If the purchase of the Property by Buyer hereunder is not consummated, then the Deposit and all interest accrued thereon shall either be returned to Buyer or be paid to Seller in accordance with the provisions hereinafter set forth. Immediately upon receipt of the Balance and without further instruction, Escrow Holder shall invest the Balance in the Merrill Lynch Institutional Fund account established pursuant to Section 4.4 below.

4.3 Allocation of Purchase Price. Subject to the prorations and adjustments hereinafter provided, the Purchase Price shall be allocated as follows:
     $31,982,564.00 for the Real Property; $1,900,000.00 for the Personal Property other than the Inventory and the Accounts; and $4,367,436.00 for the goodwill of the Hotel and the other Property as an ongoing business. The Inventory and the Accounts shall be valued based on the Inventory and Accounts Price as provided in Section 4.1 above. Notwithstanding the aforesaid allocation of the Purchase Price, the sale of the Property shall be on an all or nothing basis, the sale of each item of Property to be conditioned upon the simultaneous sale of all other items of Property on a concurrent basis, and Buyer shall have no right to purchase, and Seller shall have no right to cause Buyer to purchase, less than all of the Property as an entirety in accordance with the provisions of this Agreement; provided, however, that if the portion of Inventory that consists of alcoholic beverages cannot be conveyed to Buyer in material accordance with applicable alcoholic beverage control laws, Seller and Buyer shall complete the transactions contemplated by this Agreement without transferring such alcoholic beverages to Buyer, in which case Buyer shall receive a credit against the Inventory and Accounts Price for the value of the alcoholic beverages, based on their original cost. Both Buyer and Seller agree that in all public filings and reports, including, without limitation, any documentary or other transfer tax declarations and any federal, state, or local income, sales, or use tax returns or declarations, the various items of Property shall be valued as herein provided or, if not specifically provided for herein, then Buyer and Seller shall negotiate in good faith any additional allocations for the Property using, to the extent required, the method set forth in section 1060 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder for purposes of filing Form 8594 with the Internal Revenue Service.

4.4 Investment of Deposit. Immediately upon receipt of the Deposit and without further instruction, Escrow Holder shall invest the Deposit in the Merrill Lynch Institutional Fund, unless otherwise directed in writing by Buyer and Seller. All interest on the Deposit shall accrue for the benefit of Buyer until the Closing; provided, however, that in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for nor bear the risk of loss of the Deposit, and shall not be responsible for the rate of return thereon.

4.5 Liquidated Damages. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE THIS AGREEMENT IS TERMINATED BY SELLER UNDER
     SECTION 14.22(c) HEREOF, AND SELLER HAS OTHERWISE SATISFIED ALL MATERIAL CONDITIONS REQUIRED TO BE SATISFIED BY SELLER ON OR BEFORE THE DATE OF SUCH TERMINATION, ESCROW HOLDER SHALL PAY TO SELLER THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF') AND SELLER SHALL RETAIN SUCH AMOUNT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE, EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT (PLUS INTEREST) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH LIQUIDATED DAMAGES HAVE BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THAT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT HEREUNDER ON THE PART OF BUYER, PROVIDED THAT: (A) THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHTS OR REMEDIES WITH RESPECT TO (1) THE OBLIGATIONS OF BUYER UNDER SECTIONS 5.2, 14.2(b) AND 14.11 THEREOF AND (2) THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT; AND (B) BUYER SHALL ALSO BE RESPONSIBLE FOR THE PAYMENT OF ALL TITLE COMPANY CHARGES RELATING TO SEARCHING TITLE AND ISSUING THE COMMITMENT.

     NOTHING CONTAINED IN THIS SECTION 4.5 SHALL BE DEEMED TO LIMIT ANY OF THE INDEMNITIES OF BUYER OR SELLER CONTAINED ELSEWHERE IN THIS AGREEMENT. IN THE EVENT THAT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THIS SECTION 4.5 SHALL BE OF NO FURTHER FORCE OR EFFECT.

                    "Seller"

                     MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                     a Delaware limited partnership

                     By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                     Its: General Partner

                          By: /s/ Jeffrey C. Carter
                          Print Name: Jeffrey C. Carter
                          Print Title: President




                    "Buyer"

                     HMC/Interstate Manhattan Beach, L.P.,
                     a Delaware limited partnership

                     By:  HMC Manhattan Beach,  Inc.,
                          a Delaware  corporation
                     Its: General Partner

                          By: /s/James Risoleo
                          Print Name:  James Risoleo
                          Print Title: Vice President

                                   ARTICLE V

                             "AS IS, WHERE IS" Sale
                             ----------------------

5.1 "AS IS, WHERE IS" Sale. Buyer acknowledges that: (i) Seller owns and leases the Property but has not and does not directly operate or manage the Property; and (ii) Manager, an affiliate of one of the constituent entities of Buyer, has managed and operated the Property pursuant to the Management Agreement since 1992, and is the current manager and operator thereof. As an essential inducement to Seller to sell the Property to Buyer on the favorable terms and conditions set forth in this Agreement. Buyer acknowledges, understands, and agrees as follows:

     (a) (i) Buyer is (or is controlled by) a sophisticated purchaser who is familiar with this type of property; (ii) except as set forth herein, neither Seller nor any of its agents, brokers, officers, directors, partners, shareholders, or employees has made or will make any representations or warranties of any kind whatsoever, whether oral or written, express or implied, with respect to the Property, including, without limitation, with respect to the economic value of the Property, adequacy of utilities serving the Property, the fitness or suitability of the Property for Buyer's intended uses or the present use of the Property, or the physical condition, occupation, or management of the Property, its compliance with applicable statutes, laws, codes, ordinances, regulations, or requirements relating to occupancy, leasing, zoning, subdivision, removal of architectural or communications barriers, planning, building, fire, safety, health or environmental matters (including, without limitation, the presence or absence of asbestos or toxic or hazardous substances or materials) compliance with covenants, conditions, and restrictions (whether or not of record), other local, municipal, regional, state, or federal requirements, or other statutes, laws, codes, ordinances, regulations, or requirements; and (iii) except as expressly provided herein, Buyer will be purchasing the Property in its "AS IS, WHERE IS" condition and "WITH ALL FAULTS," and except as expressly provided herein or in the Documents, Seller expressly disclaims and negates, as to the Personal Property and all of the other Property: (A) any implied or express warranty of merchantability; (B) any implied or express warranty of fitness for a particular purpose; and (C) any implied warranty with respect to the condition of the Property, the past or projected financial condition of the Property (including, without limitation, the income or expenses thereof), or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property. Pursuant to Section 5.2 hereof,
          Buyer has been afforded the opportunity to make any and all inspections of the Property and such related matters as Buyer may reasonably desire, subject to the rights of the landlord, subtenants, and current occupants of the Property.

     (b) In addition, but without limiting the generality of subsection (a) above, except as expressly provided herein: (i) all documents, reports,  studies,  and other  information  or materials  delivered or disclosed to Buyer by Seller (including, without limitation, that certain Phase I Environmental Site Assessment, dated as of March 18, 1997, prepared by CET Environmental Services, Inc. (the "Environmental Assessment"), and expressly excluding therefrom the Leases, the Contracts, the Permits, and Seller's Partnership Agreement) (collectively, the "Information"), are being provided to Buyer for informational purposes only and only as an accommodation to Buyer;
          (ii) unless expressly stated otherwise, all of the Information relates to the period from and after Seller's acquisition of title to the Property, and Seller need not provide any documents, reports, studies, or other information or materials regarding any aspect of Seller's relationship with Seller's predecessor(s)-in-title unless, to Seller's knowledge, a dispute exists relating thereto; (iii) Seller has not made, is not making, and will not make any representation, warranty, or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iv) any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Buyer, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Buyer against any person or entity that prepared, authored, compiled, or created any part of the Information, such claims being expressly waived and relinquished by Buyer. Seller shall provide reasonable assistance (provided that such assistance shall be at no cost to Seller) to Buyer in obtaining a reliance letter from the firm which prepared the Environmental Assessment, entitling Buyer to rely thereon as if the same had been addressed to Buyer.

     (c) Buyer hereby absolutely and unconditionally waives and releases Seller, to the fullest extent permitted under law, from and of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses with respect to all obligations for or pertaining to the existence of asbestos, hazardous materials, or environmental contamination or conditions at, in, on, under, or from the Property arising under or based upon any federal, state, local, or foreign laws or regulations, or based upon common law or otherwise, whether now or hereafter in effect, including, without limitation all those provisions of law that exclude or may exclude unknown or unsuspected claims from general release, provided, however, that this waiver and release shall not release Seller from any liability for fraud or intentional misrepresentation or to any governmental agency pursuant to any federal or state law if such liability is due to the existence of asbestos, hazardous materials, or environmental contamination or conditions at, in, on, under, or from the Property.

          EXCEPT FOR ANY LIABILITY OF SELLER FOR FRAUD OR INTENTIONAL MISREPRESENTATION OR TO A GOVERNMENTAL AGENCY PURSUANT TO FEDERAL OR STATE LAW AND DUE TO THE EXISTENCE OF ASBESTOS, HAZARDOUS MATERIALS, OR ENVIRONMENTAL CONTAMINATION OR CONDITIONS AT, IN, ON, UNDER, OR FROM THE PROPERTY, THIS WAIVER AND RELEASE BY BUYER SPECIFICALLY, BUT WITHOUT LIMITATION, INCLUDES BUYER'S WAIVER AND RELEASE OF ANY CLAIMS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR", THE PROVISIONS OF WHICH BUYER HEREBY SPECIFICALLY ACKNOWLEDGES, AFTER CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THE CONSEQUENCES OF ITS ACTIONS.


          /s/JFR
          ------
          Buyer's initials

          Notwithstanding the foregoing waiver and release, Buyer and Seller acknowledge and agree that such waiver and release by Buyer is not intended to preclude Buyer from asserting as a defense in any claim, action, or proceeding brought against Buyer and relating to the presence, discovery, or removal of any hazardous materials in, at, about, or under the Property, that the responsibility therefor lies in whole or in part with Seller or Seller's predecessors in title, but Buyer shall not be entitled to seek recovery against Seller therefor, except as otherwise expressly set forth herein.

     (d) To the extent required to be operative, the disclaimers or warranties contained herein are "conspicuous" disclaimers for purposes of any applicable law, rule, regulation, or order, and the delivery of the Environmental Assessment to Buyer constitutes appropriate written disclosure and notice of hazardous substances at the Property to the extent required by Section 25359.7 et seq. of the California Health and Safety Code.

5.2  Inspection.

     (a) Prior to the date hereof, Seller has permitted Buyer and its representatives to enter upon and inspect the Property and to conduct soils, engineering, and any other tests or studies as Buyer desired, and Buyer acknowledges it has conducted the due diligence it desires to conduct. Buyer has and shall keep the property free and clear of any mechanic's or materialmen's liens arising out of any entry, inspection, test, or study conducted by Buyer or its representatives, and if Buyer has not already done so, Buyer shall promptly restore the Property to its previous condition before any such entries were made or inspections, studies, or tests were performed, and shall do so after any future entries are made or inspections, studies, or tests are performed.

     (b) All entries by Buyer onto the Property shall be subject to, and conducted in accordance with, all applicable laws, the Ground Lease, and the terms of any Subleases, so as to avoid any material interference with the operations and occupancy of the Property and to avoid any material disturbance of the subtenants under the Subleases or any of the guests or other occupants of the Property.

     (c) If Buyer or its representatives undertook or undertake any borings or other disturbances of the soil, the soil shall be re-compacted to its condition immediately before any such borings or other disturbances were undertaken, and if required by the City under the Ground Lease or otherwise, Buyer shall obtain, at Buyer's own expense, a certificate from a licensed soils engineer that certifies that the soil has been re-compacted to such condition.

     (d) Notwithstanding any general liability or other insurance that may be maintained by Buyer, Buyer shall indemnify and defend Seller, City, Manager, and Operator and hold Seller, City, Manager, and Operator harmless (using counsel reasonably satisfactory to Seller) from any and all loss, cost, liability, claim, damage, or expense (including, without limitation, attorneys' fees and costs) that Seller, City, Manager, or Operator may sustain or incur by reason of or in connection with any such entry, inspections, studies, or tests; provided, however, that if Buyer's entry, inspection, study, or test results in the discovery of a defect in the Property, Buyer shall not be responsible for any damages suffered by Seller, City, Manager, or Operator as a result of such discovery, including, without limitation, any impact on the marketability or value of the Property. The indemnity obligations of Buyer under this Section 5.2(d) shall survive any termination of this Agreement, or the delivery of the Assignment and Assumption of Ground Lease and the Deed and the transfer of title to the Property. If this Agreement is terminated for any reason other than pursuant to Section 14.22(b) hereof, Buyer shall, upon request, deliver to Seller (without any representation or warranty by Buyer) copies of any and all inspections, studies, tests, surveys, or other reports made for or provided to Buyer by third parties with respect to the Property, other than any economic studies, financial analyses, or capital improvement and rehabilitation studies or programs relating to the Property (collectively, the "Excluded Reports"), and Buyer shall make no further distributions or disclosures of any such inspections, studies, tests, surveys, and other reports, other than the Excluded Reports, unless Buyer is compelled to make such disclosure by a court of competent jurisdiction or pursuant to a requirement of law. All costs of copying such inspections, studies, tests, surveys, or other reports shall be borne exclusively by Seller.

                                   ARTICLE VI

                          TITLE TO PROPERTY; APPROVALS
                          ----------------------------

6.1 Title. At the Closing, Seller shall convey the Improvements and the Ground Lease to Buyer by execution and delivery of the Deed and the Assignment and Assumption of Ground Lease respectively. The issuance by Commonwealth Land Title Insurance Company (the "Title Company") of an American Land Title Association Policy of Title Insurance in the amount of $38,000,000.00 and in conformity with the Commitment (the "Owner's Title Policy") shall be conclusive evidence, except as expressly provided to the contrary in this
     Section 6.1, of Seller's delivery of appropriate title acceptable to Buyer. Buyer's sole recourse for any defect in the title actually acquired by Buyer shall be to enforce Buyer's rights under the Owner's Title Policy, and Seller shall have no liability to Buyer based upon any defect in the title actually acquired by Buyer unless Seller would otherwise be liable therefor based on the terms, conditions, and warranties of the Grant Deed, and Buyer's actual damages incurred as a direct result of such title defect exceed $38,000,000.00. If such is the case, Seller's liability therefor shall be limited to the amount by which Buyer's actual damages incurred as a direct result of such title defect exceed $38,000,000.00. Notwithstanding anything to the contrary in this Section 6.1, Seller shall be liable for all Buyer's actual damages incurred as a direct result of a breach of a representation or warranty of Seller made in Section 10.2(a) or (b) below, or a complete failure of Buyer's title due to Seller's not holding any title to the Real Property at the time of its transfer to Buyer or due to Seller's lack of authority to transfer title to the Real Property. The Owner's Title Policy shall be issued by the Title Company subject only to property taxes and assessments not yet delinquent, and such other exceptions to title as may be approved by Buyer pursuant to Section 6.2 hereof (collectively, the "Permitted Exceptions"). The provisions of this
     Section 6.1 limiting Buyer's rights, remedies, and recourse against Seller for a defect in title relating to the Real Property shall survive the Closing.

6.2  Approval of Title.

     (a) Buyer has received and reviewed: (i) that certain commitment for title insurance dated July 11, 1997, concerning the Real Property and issued by the Title Company under order number 1700840-20, copies of all documents referred to in the Commitment as encumbering the Real

          Property, and all title endorsements attached thereto (collectively, the "Commitment"); and (ii) that certain ALTA/ACSM Land Title Survey of the Real Property prepared by Hayes & Matthews, Inc., as job number 9393, and dated April 5, 1997, (the "Survey"). Buyer has approved the condition of title to (and the Survey of) the Real Property, and shall not object thereto except for: (w) matters first arising after the date of the Commitment; (x) those title exceptions in Schedule B--Section 2 of the Commitment numbered 17 and 19, which Seller shall cause to be omitted from the Owner's Title Policy as title exceptions, and which in the case of exception 17 Buyer agrees will be replaced with a title exception specifying the specific subtenants and other occupants of the Property at the time of Closing; (y) Schedule
          B--Section  1  of  the  Commitment;  and  (z)  the  first  and  second
          paragraphs  at  the   beginning  of  Schedule   B--Section  2  of  the
          Commitment.

     (b)  Buyer  shall in no event  refuse to accept  the  following  matters of
          title  (each  of  which  shall  be  deemed  a  "Permitted   Exception"
          hereunder): (i) applicable zoning and use regulations of any applicable governmental authority; (ii) rights of subtenants under Subleases entered into by Seller or Manager prior to the Effective Date, as tenants only, without any option to purchase or right of first refusal for all or any portion of the Real Property; (iii) rights of Hotel guests as guests only; and (iv) any mechanic's or other liens arising out of buyer's entry on the Property.

     (c) Prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Real Property, or cause the creation of any exception or encumbrance against or respecting the Real Property, without in each case the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

6.3  Ground Lease.

     (a) Transfer. During the pendency of this Agreement, Buyer and Seller shall at all times cooperate, act in good faith, and use commercially reasonable efforts to comply with the transfer (i.e., assignment and assumption) provisions of the Ground Lease, and to otherwise, in accordance with the terms and conditions of the Ground Lease, obtain:
          (i) the written approval of the City to the transfer of the Ground Lease; and (ii) an estoppel certificate as may be required of the City pursuant to Section 13.3 of the Ground Lease (collectively, the "City

          Approval"). Buyer shall pay all fees and costs of the City relating to such transfer and to obtaining the City Approval, including, without limitation, the one percent (1%) transfer fee that may be levied by the City upon transfers of the type contemplated hereby.

     (b) Solicitation. Within five (5) business days after the Effective Date, Seller shall solicit the approval of the City to the sale of the Property as contemplated hereby. Seller shall consult with Buyer in connection with obtaining the City Approval and shall provide Buyer with drafts of all documents to be executed by the City as part of the City Approval for Buyer's review and approval, which review and approval shall not be unreasonably withheld or delayed.

     (c) Materials and Cooperation. Buyer acknowledges and agrees that at all times it shall cooperate with Seller in and shall have joint responsibility for the preparation of those materials (the "City Materials") that may be required or requested by the City in connection with attempting to obtain the City Approval; provided, however, that unless otherwise requested by Seller or by the City, all contact with the City shall be made through Seller or Seller's counsel.

     (d) City Approval Notice. Within three (3) business days of obtaining the City Approval, Seller shall provide written notice (the "City Approval Notice") to Buyer and Escrow Holder of such fact.

     (e) Indemnification. Each party hereto shall: (i) indemnify, defend, and hold harmless each other party and their respective partners, affiliates, directors, officers, agents, representatives, and controlling persons (an "Indemnified Party") against any and all loss, cost, liability, claim, damage, and expense whatsoever to which an Indemnified Party may become subject, insofar as such losses, costs, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of any untrue statement or misrepresentation of a material fact contained in the City Materials, including any amendment or supplement thereto, or the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, costs, liability, claim, damage, expense, or action as such expenses are incurred.

6.4 Personal Property, Subleases, Contracts, Permits, and Miscellaneous Property Assets. At the Closing, Seller shall transfer to Buyer and Buyer shall assume all of Seller's interest in the Personal Property and in the Subleases, Contracts (including, without limitation, the Management Agreement, the License Agreement (unless cancelled prior to or at the Closing), and the Operating Agreement), Permits, and Miscellaneous Property Assets by execution and delivery of the Bill of Sale and the General Assignment and Assumption Agreement respectively. In connection therewith, Buyer shall cause Manager to agree to Seller's transfer of the Management Agreement to Buyer as provided herein, and shall use its good faith commercially reasonable efforts to comply with the transfer provisions of the License Agreement (and, if any, of the Operating Agreement). Buyer shall pay all fees and costs of Manager, Licensor, and Operator relating to the transfer of the Management Agreement, the License Agreement, and the Operating Agreement respectively, and Seller shall have no liability for any termination or severance costs of any current employees at the Hotel or the Golf Course, or of any employees employed thereat as of the Closing Date, if such termination or severance was a result of the transfer of the Property to Buyer or Buyer's termination of the Management Agreement or the Operating Agreement, all such liability being expressly agreed to be that of Buyer. Seller shall also use its good faith commercially reasonable efforts to arrange for the transfer to Buyer of the Management Agreement and the Operating Agreement, and the transfer to Buyer or termination of the License Agreement, in accordance with the terms and conditions of this Agreement. Seller and Buyer specifically waive compliance, if any is required, with California Uniform Commercial Code, Sections 6101, et seq., commonly referred to as the Uniform Commercial Code - Bulk Transfers, New York Uniform Commercial Code Sections 6-101, et seq., commonly referred to as the Uniform Commercial Code - Bulk Transfers, and any similar provisions under the laws of the State of California or the laws of the State of New York in effect from time to time.

6.5 Approval of Other Matters. Buyer and Seller each hereby acknowledges that the transfer documents attached hereto as exhibits (the "Documents"), as revised to conform to the specific terms of this Agreement (as amended from time to time), will be used at Closing. Buyer and Seller each hereby approve the form of all the Documents, subject to completion of any uncompleted information to be set forth therein in accordance with the terms of this Agreement, and further subject to the reasonable review and approval of the Title Company, and to any other reasonable changes required to comply with federal, state, or local law.

                                   ARTICLE VII

                   BUYER'S CONDITIONS PRECEDENT TO CLOSING
                   ---------------------------------------

7.1 Buyer's Conditions Precedent. The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

     (a) City Approval. The City Approval shall have been obtained. If the City formally disapproves the sale of the Property to Buyer pursuant to this Agreement, then this Agreement shall automatically be terminated. If the City Approval has not been obtained and the City Approval Notice has not been delivered to Buyer and to Escrow Holder on or before ninety (90) calendar days after the Effective Date, then either party may terminate this Agreement by written notice to the other party and to Escrow Holder.

     (b) Limited Partner Disapproval. The Limited Partners of Seller shall not have voted in accordance with Seller's Partnership Agreement to disapprove any of the transactions contemplated by this Agreement (such a vote to disapprove any of the transactions contemplated herein being referred to herein as a "Limited Partner Disapproval"). This Agreement shall automatically be terminated upon any Limited Partner Disapproval. In addition, if prior to the Closing the Limited Partners of Seller have caused a meeting of the Partnership to be called in accordance with Seller's Partnership Agreement, to vote to approve or disapprove the transactions contemplated herein (a "Partnership Vote Meeting"), then: (i) Seller shall promptly thereafter provide written notice of the requirement for such meeting (the "Notice of Required Partnership Vote") to Buyer and to Escrow Holder, together with the date set therefor; (ii) the Closing Date provided for in Section 9.2(a) below shall be extended to the seventh (7th) calendar day following Seller's delivery of the result of the Partnership Vote Meeting to Buyer and to Escrow Holder; (iii) Seller shall provide Buyer and Escrow Holder with written notice of the result of the Partnership Vote Meeting promptly after such result becomes available; and (iv) unless the Partnership Vote Meeting is held and written notice of the approval by the Limited Partners of the transactions contemplated by this Agreement is provided to Buyer and Escrow Holder within one hundred twenty (120) calendar days of Buyer's and Escrow Holder's receipt of the Notice of Required Partnership Vote, either party may terminate this Agreement by written notice to the other party and to Escrow Holder. Seller shall be responsible for all costs associated with conducting any Partnership Vote Meeting.

     (c) Other Approvals. The approval of Licensor to the transfer to Buyer or cancellation of the License Agreement shall have been obtained as provided herein. If such approval or the cancellation has not been obtained on or before ninety (90) calendar, days after the Effective Date, Buyer may terminate this Agreement by written notice to Seller and to Escrow Holder. Notwithstanding anything to the contrary contained in this Agreement, the failure of Buyer to cause Manager to consent to the transfer of the Management Agreement to Buyer shall not be a condition precedent to Buyer's obligation to purchase the Property.

     (d) Owner's Title Policy. The Title Company shall be irrevocably committed to issue to Buyer the Owner's Title Policy, subject only to the Permitted Exceptions.

     (e) Seller's Organizational Documents. Seller shall have delivered the following to Buyer: (i) for Seller, certified copies of Seller's Partnership Agreement, a Certificate of Limited Partnership, all amendments or modifications thereto, and a current certificate of good standing; and (ii) for Seller's general partner, certified copies of its articles of incorporation and all amendments or modifications thereto, appropriate resolutions and incumbency certificates, and a current certificate of good standing.

     (f) Compliance by Seller. Seller shall have complied in all respects with each and every material covenant and condition of this Agreement to be kept or complied with by Seller.

     (g) Representations and Warranties. The representations and warranties of Seller contained in Section 10.2 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Buyer shall have received a certificate to that effect by a duly authorized officer of the general partner of Seller (the liability thereunder being solely that of Seller and not the personal liability of the officer executing the same), and such certificate shall further certify that Seller has the full right, power, and authority to own and convey the Property, and to otherwise perform and comply with all the terms and conditions of this Agreement, and that the general partner of Seller has the full right, power, and authority to bind
          Seller with respect to this Agreement and the transactions contemplated hereby.

7.2 Failure to Obtain Approvals or Receipt of Disapprovals. Upon termination of this Agreement in accordance with any of Sections 7.1(a), 7.1 (b) or 7.1
     (c) above, the rights and obligations of the parties hereto shall be those described in Section 14.22(a) below.

7.3 Satisfaction of Conditions. Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Buyer hereunder to be fully satisfied, performed, and discharged on and as of the Closing Date. Buyer shall not have the right to terminate this Agreement pursuant to Sections 7.1(a) or 7.1(c) above if Buyer has failed to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Buyer hereunder to be fully satisfied, performed, and discharged on and as of the Closing Date. Buyer shall not have the right to terminate this Agreement pursuant to Section 7.1(b) above if Buyer has failed to timely provide information reasonably requested by Seller in connection with a Partnership Vote Meeting.

7.4 Waiver of Conditions. If any condition set forth in this Article VII is not fulfilled, Buyer may, in its sole and absolute discretion, elect to waive such condition by providing written notice of such election to Seller and to Escrow Holder. Such waiver shall not constitute a waiver of any other condition.


                                  ARTICLE VIII

                    SELLER'S CONDITIONS PRECEDENT TO CLOSING
                    ----------------------------------------

8.1 Seller's Conditions Precedent. The following conditions are conditions precedent to Seller's obligation to sell the Property:

     (a) City Approval. The City Approval shall have been obtained. If the City formally disapproves the sale of the Property to Buyer pursuant to this Agreement, then this Agreement shall automatically be terminated. If the City Approval has not been obtained and the City Approval Notice has not been delivered to Buyer and to Escrow Holder on or before ninety (90) calendar days after the Effective Date, then either party may terminate this Agreement by written notice to the other party and to Escrow Holder.

     (b) Limited Partner Disapproval. No Limited Partner Disapproval shall have occurred. This Agreement shall automatically terminate upon any Limited Partner Disapproval. In addition, if a Partnership Vote Meeting has been called prior to the Closing, then: (i) the Closing Date provided for in Section 9.2(a) below shall be extended to the seventh (7th) calendar day following Seller's delivery of the result of the Partnership Vote Meeting to Buyer and to Escrow Holder; and
          (ii) unless the Partnership Vote Meeting is held and written notice of the approval by the Limited Partners of the transactions contemplated by this Agreement is provided to Buyer and Escrow Holder within one hundred twenty (120) calendar days of Buyer's and Escrow Holder's receipt of the Notice of Required Partnership Vote, either party may terminate this Agreement by written notice to the other party and to Escrow Holder. Seller shall be responsible for all costs associated with conducting any Partnership Vote Meeting.

     (c) Other Approvals. The approval of Manager to the transfer to Buyer of the Management Agreement, and the approval of Licensor to the transfer to Buyer or the cancellation of the License Agreement shall have been obtained as provided herein. If such approvals (or cancellation in the case of the License Agreement) have not been obtained on or before ninety (90) calendar days after the Effective Date, Seller may terminate this Agreement by written notice to Buyer and to Escrow Holder. Also, the general manager of the Hotel shall have given thirty
          (30) days advance written notice of the sale of the Hotel to the Hotel Employees and Restaurant Employees International Union in Such form and substance as is reasonably satisfactory to Seller and in accordance with Section 28 of the Collective Bargaining Agreement, a copy of which has been provided to Buyer. Seller agrees to inform Manager of the pending sale of the Hotel so that the general manager of the Hotel may give such notice.

     (d) Buyer's Organizational Documents. Buyer shall have delivered the following to Seller: (i) for Buyer, certified copies of Buyer's partnership agreement, a Certificate of Limited Partnership, all amendments or modifications thereto, and a current certificate of good standing; and (ii) for Buyer's general partner, certified copies of its articles of incorporation and all amendments or modifications thereto, appropriate resolutions and incumbency certificates, and a current certificate of good standing.

     (e) Compliance By Buyer. Buyer shall have complied in all respects with each and every material covenant and condition of this Agreement to be kept or complied with by Buyer.

     (f) Representations and Warranties. The representations and warranties of Buyer contained in Section 10.1 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Seller shall have received a certificate to that effect by a duly authorized officer of Buyer (the liability thereunder being solely that of Buyer and not the personal liability of the officer executing the same).

8.2 Failure to Obtain Approvals or Receipt of Disapprovals. Upon termination of this Agreement in accordance with any of Sections 8.1(a), 8.1(b). or 8.1(c) above, the rights and obligations of the parties hereto shall be those described in Section 14.22(a) below.

8.3 Satisfaction of Conditions. Buyer hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Seller to be fully satisfied, performed, and discharged on and as of the Closing Date. Seller shall not have the right to terminate this Agreement pursuant to Sections 8.1(a), 8.1(b), or 8.1(c) if Seller has failed to use commercially reasonable efforts to cause such conditions precedent to Closing described therein to be satisfied.

8.4 Waiver of Conditions. If any condition set forth in this Article VIII is not fulfilled, Seller may, in its sole and absolute discretion, elect to waive such condition by providing written notice of such election to Buyer and to Escrow Holder. Such waiver shall not constitute a waiver of any other condition.

                                   ARTICLE IX

                                ESCROW AND CLOSING
                                ------------------

9.1 Deposit With Escrow Holder and Escrow Instructions. Escrow hereunder (the "Escrow") shall be established with Escrow Holder at 888 West 6th Street, 4th Floor, Los Angeles, California, 90017, Attention: Lee Mellen. Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as are consistent with this Agreement and as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any additional or supplementary escrow instructions, however, the terms of this Agreement shall control.

9.2  Closing.

     (a) Except as may be provided otherwise herein, the Closing Date shall occur on the seventh (7th) calendar day following the satisfaction or waiver of all the conditions precedent to Closing contained in Articles VII and VIII above, but in no event later than March 15, 1998, unless the parties hereto agree in writing, each in its sole and absolute discretion, to change the scheduled Closing Date.

     (b) If either party has complied with the material terms and conditions of this Agreement on or before the scheduled Closing Date but the Closing does not occur because of a default hereunder by the other party, the defaulting party shall be deemed to be in material default of this Agreement and the non-defaulting party may terminate this Agreement in accordance with Section 14.22 below.

9.3  Deliveries by Seller.

(1) No less than three (3) business days prior to the Closing, Seller shall deposit with Escrow Holder the following:

     (a) Seven (7) original counterparts of the Assignment and Assumption of Ground Lease, duly executed and acknowledged by Seller and in recordable form;

     (b) One (1) original of the Deed, duly executed and acknowledged by Seller;

     (c)  Four (4) originals of the Bill of Sale, duly executed by Seller;

     (d)  Four  (4)  original   counterparts  of  the  General   Assignment  and
          Assumption Agreement, duly executed by Seller;

     (e)  Two (2) original non-foreign affidavits satisfying the requirements of
          Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the requirements of Section 18805 of the California Revenue and Taxation Code, as amended, substantially in the form of Exhibit F attached hereto and incorporated herein by reference (the Seller's Non-Foreign Affidavit"), duly executed by Seller;

     (f) Original copies, executed by or on behalf of Seller, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by any state, county, or municipality on the transaction contemplated hereby;

     (g) Such additional articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications, or other corporate, partnership, or trust documents or agreements relating to Seller and Seller's partners as Buyer or Escrow Holder shall reasonably require in connection with this transaction;

     (h) A Certificate of Payment of Buyer, or substantially similar certificate or letter executed by the State of California Board of Equalization, evidencing the fact that Buyer is not required to withhold any funds from the Purchase Price for payment of any amount due to such governmental authority; and

     (i) Upon reasonable request by Buyer, Seller's 1994, 1995, and 1996 annual, year-end audited financial statements prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission.

     (j) If the License is to be assigned to and assumed by Buyer at the Closing, either an estoppel certificate from Licensor in form and substance reasonably acceptable to Buyer, or a certificate from Seller certifying that the amount owed to Licensor does not exceed an amount specified in such certificate (and such amount shall be assumed by Buyer at the Closing as a Payable, and Buyer shall receive a credit against the Purchase Price for such amount as described in Section 9.6
          (p) below). Whether to provide an estoppel certificate from Licensor or a certificate from Seller shall be within Seller's sole and absolute discretion.

(2) At least one (1) business day before the Closing, Seller shall deposit with Escrow Holder the following:

     (a) Any other cash, documents, or instruments called for hereunder or reasonably requested by Buyer and consistent herewith to be paid, executed, or delivered by Seller that have not previously been delivered by Seller to Escrow Holder.

9.4  Deliveries by Buyer.

(1) No later than three (3) business days prior to the Closing, Buyer shall deposit with Escrow Holder the following:

     (a)  Seven (7) original  counterparts  of the  Assignment and Assumption of
          Ground  Lease,   duly  executed  and  acknowledged  by  Buyer  and  in
          recordable form;

     (b)  Four  (4)  original   counterparts  of  the  General   Assignment  and
          Assumption Agreement, duly executed by Buyer;

     (c) Such additional articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications, or other corporate, partnership, or trust documents or agreements relating to Buyer as Seller or Escrow Holder shall reasonably require in connection with this transaction;

     (d) Original copies, executed by or on behalf of Buyer, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by any state, county, or municipality on the transaction contemplated hereby; and

     (e) Any documents, or instruments reasonably requested by Seller, the City, Licensor, Operator, or Title Company to evidence Buyer's assumption of the Ground Lease, the Management Agreement, the License Agreement, the Operating Agreement, and the release of Seller from its obligations under each, all executed and delivered (in recordable form where necessary) by Buyer.

(2) At least one (1) business day before the Closing, Buyer shall deposit with Escrow Holder the following:

     (a) Good and immediately available funds sufficient to pay the Balance, Buyer's portion of the closing costs, and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow which, if deposited by Buyer prior to the Closing Date, shall be invested for Buyer's benefit at Buyer's reasonable discretion; and

     (b) Any other cash, documents, or instruments called for hereunder or reasonably requested by Seller and consistent herewith to be paid, executed, or delivered by Buyer or that are required for Closing hereunder that have not been previously delivered by Buyer to Escrow Holder.

9.5 Additional Deliveries by Buyer, Seller, and Others. At least one (1) business day prior to the Closing: (i) Buyer and Seller shall also deliver to Escrow Holder executed counterparts of the Employment Escrow Agreement, and fully executed notices to the lessors under any equipment leases, subtenants under any Subleases, and vendors under any service contracts, substantially in the form of Exhibit G attached hereto and incorporated herein by reference; and (ii) City shall have signed and delivered into Escrow the Consent attached to the Assignment and Assumption of Ground Lease, Manager shall have signed and delivered into Escrow the Consent attached to the General Assignment and Assumption Agreement, and Licensor shall have signed and delivered into Escrow the Consent attached to the General Assignment and Assumption Agreement, or a written cancellation of the License Agreement in form and substance reasonably satisfactory to Buyer and to Seller.

9.6  Prorations and Apportionments. Except as otherwise provided in this Section
     9.6 or elsewhere in this Agreement, all revenues from the Property and all expenses of the Property shall be prorated and apportioned (the "Prorations") as of 11:59 p.m. on the day before the Closing Date (the "Cutoff Time"), and Seller shall be charged and credited for such Prorations up to the Cutoff Time and Buyer shall be charged and credited for all of the same after the Cutoff Time. Prior to Closing, Buyer and Seller shall review and approve the Prorations. If the actual amounts to be prorated and apportioned are not then known, or if any additional revenues may be received or expenses incurred after the date the Prorations are made, the Prorations shall be made on the basis of the best evidence then available. In particular:

     (a) All Guest Ledger Receivables (less travel agent commissions assumed by Buyer as a Payable, and less credit card discounts) for all room nights at the Hotel up to but not including the room night during which the Cutoff Time occurs shall be a part of the Accounts, and

          Buyer shall be entitled to all Guest Ledger Receivables for all room nights at the Hotel after the Cutoff Time. One-half (1/2) of the Guest Ledger Receivables (less travel agent commissions assumed by Buyer as a Payable, and less credit card discounts) for the full room night at the Hotel during which the Cutoff Time occurs shall also be a part of the Accounts, and Buyer shall be entitled to the remainder thereof.

     (b) All restaurant and bar facilities shall be deemed closed as of the Cutoff Time and Seller shall receive the revenues from the same until the Cutoff Time, and Buyer shall receive the revenues from the same thereafter.

     (c) Except as provided otherwise in this Agreement, all revenues and expenses, as the case may be, under any Subleases and Contracts (including, without limitation, the License Agreement, the Management Agreement, and the Operating Agreement) shall be prorated as of the Cutoff Time.

     (d) Seller shall assign and sell to Buyer and Buyer shall assume and purchase from Seller all Accounts on a dollar-for-dollar basis, but Seller shall retain ownership of the Aged Accounts. Nevertheless, Buyer shall use its good faith commercially reasonable efforts to collect the Aged Accounts from and after the Closing Date. Seller and Buyer shall meet ninety (90) calendar days after the Closing Date to review the status of the Accounts, the Aged Accounts, and percentage rent under the Ground Lease, and to make cash adjustments for Accounts that Buyer was unable to collect using its good faith commercially reasonable efforts, for Aged Accounts that Buyer was able to collect on Seller's behalf, and for any inaccuracies in prior percentage rent calculations. It is understood and agreed that Seller shall retain the right to collect any sums due Seller under the Aged Accounts, and in connection therewith, shall have the right to review Buyer's records during normal business hours and upon reasonable notice to the extent reasonably necessary.

     (e) All real property taxes and assessments, personal property taxes, hotel occupancy taxes, and business taxes shall be prorated as of the Cutoff Time, based on a 365-day year.

     (f) Base rent required to be paid by Seller under the Ground Lease for the Month in which Closing occurs shall be prorated between Buyer and Seller effective as of the Closing Date based on the actual number of days elapsed. Upon close of Escrow, Buyer and Seller shall jointly notify City in writing of the Closing Date and inform City that Buyer shall thereafter make all payments to City.

     (g) No provision has been made for the proration of utility charges (including, without limitation, telephone, gas, water, and electricity) as all such services shall be terminated for billing purposes as of the Closing Date and Buyer shall, prior to the Closing Date, make application for the continuation of such services in its name. It is further anticipated that in connection with all such services, the meters will be read as nearly as possible to the Cutoff Time (but that Buyer shall be responsible for paying the bills for such services to the Cutoff Time and shall receive a credit against the Purchase Price therefor), and that commencing on the Closing Date, Buyer shall be responsible for the payment of all such utility accounts. If any such utility accounts are not in fact handled in this manner, they shall be prorated based upon the best available information and settled at the ninety (90) day "true-up" described in
          Section 9.6 (r) below. At the Closing, Seller shall assign or otherwise transfer all utility deposits to Buyer which have not then been refunded to Seller, and Seller shall receive a credit therefor.

     (h) All cash, checks, and other funds, including till money and house banks, shall be transferred by Seller to Buyer at Closing, (with representatives of each party at the Hotel making the transfer in person), and Seller shall receive a credit therefor on a dollar-for-dollar basis. All notes, security, and other evidence of indebtedness (excluding all notes, security, and other evidence of indebtedness relating to the Accounts) located at or relating to the Property at the time of the Closing, all balances on deposit with banking institutions relating to the Property, and the FF&E Reserves, are and shall remain the property of Seller and are not included in the sale of the Property contemplated hereby.

     (i) At the Cutoff Time, Buyer and Seller shall make an accounting of the Inventory. At the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the Inventory, as provided herein.

     (j) Seller shall be responsible for all sales, use, and other tax due (together with interest and penalties thereon, if any), relating to the period of time prior to the Cutoff Time, and Buyer shall be responsible for the same for the period of time after the Cutoff Time. Buyer, however, shall be solely responsible to pay all sales, use, and other tax due, (together with interest and penalties thereon, if any), resulting from Seller's sale and transfer of the Personal Property to Buyer, and shall indemnify, defend, and hold Seller harmless from and against all loss, cost, liability, claim, damage, and expense, including reasonable attorneys' fees and costs, resulting from Buyer's failure to pay all such taxes to the appropriate governmental authority. The indemnity obligations of Buyer under this Section 9.6(j) shall survive the delivery of the Assignment and Assumption of Ground Lease and the Deed and the transfer of title to the Property.

     (k)  All fees paid for Permits shall be prorated as of the Cutoff Time.

     (1) Buyer shall receive a credit against the Purchase Price for advance receipts, if any, received by Seller in connection with Hotel reservations, to the extent such reservations relate to a time period after the Cutoff Time; and Seller shall receive a credit for advance payments, if any, made by it in connection with the operation of the Hotel, to the extent such advance payments relate to a period of time after the Cutoff Time.

     (m) At the Cutoff Time, all vending machine monies shall be removed by Seller for the sole benefit of Seller.

     (n) Buyer shall be entitled to a credit against the Purchase Price in the aggregate amount of any security or other deposits that are retained by Seller at the Closing and that relate to any Contract or Sublease, and Seller shall be entitled to such a credit in the aggregate amount of any security or other deposits that are retained by third parties at the Closing and that relate to any Contract or Sublease.

     (o) Buyer shall receive a credit at Closing for the repair of certain items at the Property claimed by Buyer to be in need of repair based on Buyer's due diligence at and investigation of the Property. Buyer and Seller agree that the amount of such credit shall be Four Hundred Thousand Dollars ($400,000.00).

     (p) All outstanding Payables shall all be assumed by Buyer as of the Closing, and Buyer shall receive a credit against the Purchase Price in the full amount of such Payables assumed, to the extent such Payables relate to any period of time prior to the Cutoff Time.

     (q) The payroll for Manager's employees working at the Property and all outstanding and unused vacation and sick pay for such employees accrued through the Cutoff Time shall be prorated between Seller and Buyer, and the amount attributed to Seller shall be assumed by Buyer as a Payable.

     (r) At close of Escrow, Buyer shall deposit into Escrow, in good and immediately available funds, any additional amount required to cover prorations and other charges to Buyer which have been determined prior to close of Escrow in accordance with this Agreement. Seller and Buyer shall settle any prorations not known at close of Escrow within ninety
          (90) calendar days after the Closing Date. In the event that either party hereto receives amounts that are due to the other under the terms of this Section 9.6, such amounts shall be paid to the party entitled thereto within thirty (30) calendar days of receipt by the, other of such amount, which payment shall be accompanied by a calculation thereof together with such documentation as may be reasonably necessary to support such calculation.

     (s) If Seller and Buyer are unable, after negotiating in good faith, to agree upon any particular Proration item, or the amount thereof, the Closing shall nevertheless occur, and proration adjustments shall be made, on a tentative basis as proposed by Buyer, with any differences between the amounts proposed by Buyer and the amounts proposed by Seller deposited by Buyer in an escrow with the Title Company under the Title Company's form of strict joint order escrow. Promptly after Closing, Buyer and Seller shall meet and attempt in good faith to resolve any differences between them with regard to any item of Proration in dispute. If however, the parties are unable, within ten
          (10) business days following Closing, to resolve all items in dispute, each party will, within three (3) business days thereafter, and at its sole cost and expense, engage an independent and disinterested certified public accountant with no less than ten (10) years experience in calculating prorations of the type in question (other than the accounting firm of Arthur Andersen & Co.) to calculate (within ten (10) business days) the item or items of Proration in dispute, and, so long as the calculation of the higher accountant of any particular item is no more than 110% of the value of the lower accountant, the parties will agree to accept the average of the two calculations. In the event that the higher calculation is more than 110% of the lower calculation, then the two accountants shall within five (5) business days jointly designate a third disinterested certified public accountant. In the event that the two accountants after good faith attempts shall have failed to agree on the third accountant within such five day period, then either Buyer or Seller may request that the accounting firm of Arthur Andersen & Co. designate the third accountant, and such designation(s) shall be binding on the parties. If, within ten (10) business days after appointment of the third accountant, a majority of the accountants concur on the valuation, that valuation shall be binding and conclusive on Buyer and Seller. If a majority of the accountants do not concur within that period, the calculation farthest from the median of the three calculations shall be disregarded and the average of the remaining two calculations shall be deemed the calculation and shall be binding and conclusive. The cost of the third accountant shall be borne equally by the parties. Buyer (on its own behalf and on behalf of Manager) and Seller agree to furnish the accountant(s) with all appropriate information utilized in the parties' own calculations.

     (t) The provisions of this Section 9.6 shall, except to the extent expressly provided otherwise, survive the Closing for a period of ninety (90) calendar days.

9.7 Costs and Expenses. Seller shall pay: (a) one-half (1/2) the premium for the CLTA coverage under the Owner's Title Policy; (b) one-half (l/2) the cost of the Survey, not to exceed Fifteen Thousand Dollars ($15,000.00);
     (c) all charges to remove any title exceptions that are not Permitted Exceptions and that Seller has elected to remove, including recording fees for the same; (d) all costs directly related to any Partnership Vote Meeting that may be called in accordance with the terms of this Agreement:
     (e) one-half (1/2) of all charges for filing and recording the Documents; and (f) the commission of broker. Buyer shall pay: (i) one-half (1/2) the premium for the CLTA coverage under the Owner's Title Policy, the difference between the cost of the CLTA coverage under the Owner's Title Policy and the cost of the Owner's Title Policy as an ALTA (extended) title policy, and the cost of all endorsements to the Owner's Title Policy; (ii) the cost of the Survey not required to be paid by Seller; (iii) one-half (1/2) of all charges for filing and recording the Documents; (iv) all transfer fees and costs relating to the transfer of the Management Agreement, the License Agreement, and the Operating Agreement; (v) all transfer fees and costs relating to the transfer of the Ground Lease; and
     (vi) all county and city documentary and other transfer taxes, and all sales, use, and other taxes applicable to the transfer of the Property to Buyer. Except as otherwise expressly herein provided, each party hereto agrees to bear and pay for its own account the fees and disbursements of its own counsel, accountants, appraisers, engineers, and other advisors in connection with the negotiation and preparation of this Agreement and the close of Escrow.

9.8 Insurance; Safekeeping. Buyer acknowledges that Seller will cause policies of insurance maintained by Seller to be terminated with respect to the Property as of the Closing Date. Buyer shall be responsible for obtaining its own insurance as of the Closing Date and thereafter. Buyer further acknowledges that from and after the Closing, Manager (and not Seller) shall be liable for all loss, cost, liability, claim, damage, and expense relating to the theft or loss of, or damage to, any items placed in safes or safety deposit boxes or storage rooms of the Hotel, or otherwise accepted by Manager's employees at the Hotel for safekeeping; provided, however, that at or prior to the Closing, Buyer may request Seller to cause Manager to send written notice to guests at the Hotel who are using any safe or any safe deposit box, advising them of the anticipated sale of the Hotel to Buyer, and requesting such guests' verification of the items they have deposited in any safe and the contents of their safe deposit boxes within twenty-four (24) hours after the receipt of said notice. In such case, all such verifications shall be under the supervision of a representative of each of Seller and Buyer and Manager. Should any guests wish to continue the use of any safe or safe deposit boxes, arrangements will be made for such continued use with Buyer's and Manager's representatives. At such time as a guest verifies the contents of a safe or safe deposit box and a new agreement for its continued use is entered into under the supervision of Buyer and Manager, Seller shall be relieved of any and all responsibility in connection with said safe or box. Boxes of guests who do not respond to the written notice for verification within twenty-four (24) hours after the giving of such notice shall be opened in the presence of representatives of Buyer and Seller and Manager, and the contents thereof recorded. Any such property so recorded and thereafter remaining in the hands of Buyer or Manager shall be the responsibility of Buyer and Manager. Seller's only responsibility shall be for any claims pertaining to the property allegedly deposited in safes and safe deposit boxes and not recovered or verified by guests or delivered to Buyer or Manager in accordance with this provision. On the Closing Date, representatives of Buyer and Seller and Manager shall also take an inventory of all luggage and other items checked or left in the care of Seller, Manager, or Manager's employees at the Hotel, and the contents of all trunk and/or storage rooms; provided, however, that no such luggage or other items or the contents of such rooms shall be opened. Buyer and Manager shall be solely responsible from and after the Closing for all luggage and other items listed in said inventory. The provisions of this
     Section 9.8 shall surviving the Closing.

9.9 Close of Escrow. Provided that: (i) Escrow Holder has received the documents and funds described in Sections 9.3, 9.4, 9.5, 9.6, and 9.7 hereof; (ii) Escrow Holder has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived; (iii) Buyer has not terminated this Agreement as permitted herein; (iv) Seller has not terminated this Agreement as permitted herein; and (v) the Title Company has issued or is unconditionally prepared and committed to issue to Buyer the Owner's Title Policy, Escrow Holder is authorized and instructed at 8:00 a.m., Pacific time, on the scheduled Closing Date to:

     (a) retain for Escrow Holder's own account funds sufficient to reimburse Escrow Holder for its out-of-pocket costs paid to unrelated third parties, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other closing costs, all in accordance with Buyer's and Seller's settlement statements prepared by Escrow Holder and pre-approved by the parties hereto in writing (the "Closing Statements");

     (b) record or file in the appropriate office any documents or instruments necessary to remove any exceptions to title which are not Permitted Exceptions;

     (c) request that the amount of any documentary transfer tax due be shown on separate papers and be affixed to the Deed and the Assignment and Assumption of Ground Lease by the County Recorder only after the permanent record is made;

     (d) cause the Deed and the Assignment and Assumption of Ground Lease to be recorded in the County Recorder's Office of Los Angeles County, California, and deliver two (2) conformed copies of each of such recorded documents to each of Buyer and Seller;

     (e) deliver the Purchase Price to Seller, as adjusted by Seller's share of Prorations and costs of title, in the manner specified by Seller in separate written instructions to Escrow Holder;

     (f) deliver to Buyer two (2) fully executed originals or original counterparts of each of the Assignment and Assumption of Ground Lease, the Bill of Sale, the General Assignment and Assumption Agreement, the Seller's Non-Foreign Affidavit, and the Employment Escrow Agreement; and deliver to Seller two (2) fully executed original counterparts of the Assignment and Assumption of Ground Lease, the General Assignment and Assumption Agreement, and the Employment Escrow Agreement; and deliver to City two (2) fully executed originals or original counterparts of the Assignment and Assumption of Ground Lease;

     (g) return any remaining funds to Buyer after all payments pursuant to the terms of this Agreement: and

     (h)  cause the Title Company to issue the Owner's Title Policy to Buyer.

9.10 Notification; Closing Statements. If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder is not authorized to cause the recording or delivery of any of the foregoing documents or funds. If Escrow Holder is unable to timely cause such recording and delivery, Escrow Holder shall notify the parties of such fact without delay. If such inability continues for a period of two (2) business days (unless either Seller or Buyer is then in default hereunder, in which event the provisions of Section 9.2(b) shall apply), either Seller or Buyer may, upon written notice to the other party and to Escrow Holder, demand the return of its deposits (except the Deposit and any interest earned thereon, which Escrow Holder shall retain), and Escrow Holder shall return said deposits to the respective depositor; provided, however, that if such inability shall continue for an additional period of six (6) business days (unless either Seller or Buyer is then in default hereunder, in which event the provisions of Section 9.2(b) shall apply), either Seller or Buyer may, upon written notice to the other party and to Escrow Holder, demand the return of its remaining deposits (including, without limitation, the Deposit and all interest earned thereon), and Escrow Holder shall return said deposits to the respective depositor, and this Agreement shall terminate. Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, at their addresses listed in Section 14.1 hereof, a true, correct, and complete copy of the Seller's and Buyer's Closing Statements, in the form customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

9.11 Employment Escrow. On or before the Closing Date, Seller shall deposit into an escrow with Escrow Agent (the "Employment Escrow"), pursuant to an agreement reasonably satisfactory to Buyer, Seller, and Escrow Agent (the "Employment Escrow Agreement"), the sum of $200,000.00. The Employment Escrow and the funds contained therein shall be used as reasonably agreed upon by Seller and Buyer but solely to resolve Employment Claims arising or incurred (whether or not filed) prior to the Closing Date and for which Manager is not liable. If any such Employment Claim becomes known to the parties hereto prior to the date of the 90-day "true-up" referred to in
     Section 9.6(r) above, Seller shall deposit such additional funds into the Employment Escrow as Seller and Buyer reasonably agree are likely to resolve such known claim. The Employment Escrow shall be maintained for one
     (1) year after the Closing Date, after which time the funds therein shall be released to Seller; provided, however, that if an Employment Claim arising or incurred (whether or not filed) prior to the Closing Date and for which Manager is not liable has become known to Buyer and Seller during such one (1) year period, then the Employment Escrow shall be maintained until the resolution of such claim, after which time any funds remaining therein shall be released to Seller. Seller shall have no liability for Employment Claims arising or incurred from and after the Closing Date, and Seller shall have no liability for Employment Claims arising or incurred (whether or not filed) prior to the Closing Date except as expressly provided in this Section 9.11, and then only to the extent of the funds available from time to time in the Employment Escrow.


                                    ARTICLE X

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS
                   ------------------------------------------

10.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

     (a) Buyer is a limited partnership, duly created, validly existing, and in good standing under the laws of the State of Delaware with full right, power, and authority to take title to the Property, and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement.

     (b) This Agreement and all documents executed by Buyer that are to be delivered pursuant to this Agreement are, and at the time of Closing will be, duly authorized, executed, and delivered by Buyer; and this Agreement and all documents executed by Buyer that are to be delivered to pursuant to this Agreement are, and at the Closing will be, legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

     (c) Except as may be expressly provided otherwise in this Agreement or in the documents or instruments being executed and delivered in connection with this Agreement, no representations of any kind (whether oral or written, express or implied) have been made by the Seller to Buyer, and Buyer hereby represents and warrants to Seller that Buyer is investing in the Property solely in reliance on Buyer's own investigations and evaluation thereof and the representations and warranties of Seller set forth herein, and not in reliance on anything else.

     (d) All decisions as to which employees at the Hotel will be employed after the Closing shall be solely that of Buyer and/or Buyer's manager of the Hotel, and except in connection with and to the extent of a breach by Seller of its representations and warranties in Section
          10.2(g) below, Seller shall have no liability therefore or in connection with any claims arising therefrom, including, without limitation, under the Worker Adjustment and Retraining Notification Act, or any similar laws, rules, or regulations.

10.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

     (a)  Seller  is  a  Delaware  limited  partnership  duly  created,  validly existing, and in good standing under the laws of the State of Delaware, and qualified to do business in the State of California, and, subject to the right of Seller's Limited Partners to vote to disapprove the transactions contemplated by this Agreement in accordance with a Partnership Vote Meeting, Seller has the full right, power, and authority to own and convey the Property and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement. This Agreement and the transactions contemplated hereby do not violate the terms of Seller's Partnership Agreement, and, subject to the right of Seller's Limited Partners to vote to disapprove the transactions contemplated by this Agreement in accordance with a Partnership Vote Meeting, the general partner of Seller has the full right, power, and authority to bind Seller with respect to this Agreement and the transactions contemplated hereby.

     (b)  Subject  to  the  right  of  Seller's  Limited  Partners  to  vote  to
          disapprove  the   transactions   contemplated  by  this  Agreement  in
          accordance with a Partnership Vote Meeting, this Agreement and all documents executed by Seller that are to be delivered pursuant to this Agreement are, and at the time of Closing will be, duly authorized, executed, and delivered by Seller, and this Agreement and all documents executed by Seller that are to be delivered pursuant to this Agreement are, and at the time of Closing will be, legal, valid, and binding obligations of Seller, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.
          Seller has provided notice to the Limited Partners of Seller's intention to enter into a purchase and sale agreement to sell the Property.

     (c) To Seller's knowledge, no default on its part has occurred and is continuing under the Ground Lease, the Subleases, the Contracts, or the Permits.

     (d) To Seller's knowledge, Seller has not received any written notices of violations of any laws, ordinances, orders or requirements of any governmental authority, agency, or officer having jurisdiction against or affecting the Property, or with respect to the operation thereof for its currently intended purpose, which have not previously been complied with.

     (e) To Seller's knowledge, there are no actions, investigations, suits, or proceedings pending or threatened with respect to the Property, or the ownership or operation thereof, or any part thereof (other than those being administered by Manager or reasonably believed by Seller to be covered by insurance), nor any judgments, orders, awards, or decrees currently in effect against Seller with respect to the ownership or operation of any part of the Property which have not been fully discharged prior to the date hereof.

     (f) To Seller's knowledge, there is no construction at the Real Property that would give rise to a mechanic's lien.

     (g) Seller does not have any employees at the Hotel. Seller has not made and will not make any statements or promises to any employee at the Hotel or to any labor organization representing any employee at the Hotel regarding continued employment or future employment at the Hotel with Buyer or Manager.

     (h) Since December 31, 1996, there has been no sale, transfer or other disposition by Seller of any part of the Property, except for dispositions of property in the ordinary course of business, sales and use of inventory in the ordinary course of business consistent with past practice, and dispositions of property or assets that are not necessary to the normal operation of the Hotel or are otherwise immaterial in the aggregate.

     (i) Seller owns the Personal Property located in the Hotel excluding any and all personal property leased by Seller under the contracts described on Schedule II attached to Exhibit D, the form of Bill of Sale attached hereto, and excluding any and all personal property owned or leased by Manager, Operator, Licensor, guests of the Hotel, tenants under subleases at the Hotel, and suppliers, contractors, and vendors serving the Hotel. To Seller's knowledge, the Personal Property is not subject to any encumbrances, conditional sales contracts, or other liens. The Personal Property transferred to Buyer at the Closing (exclusive of Inventory and Accounts) shall be reasonably equivalent to the Personal Property at the Hotel on the Effective Date (also exclusive of Inventory and Accounts).

     (j) To Seller's knowledge, there is no threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of the Hotel or the Real Property, and Seller has not received any written notice of any of the same.

     (k) Except as may be disclosed in the Commitment or the Survey, Seller has not received any written notice of a violation of the applicable zoning laws and ordinances affecting the Hotel and the Real Property.

     (l) Seller has not undertaken to cause any protest, appeal or other proceeding for the reduction of the real estate taxes or assessments against the Hotel or the Real Property that has not already been resolved, and Seller has not received any written notice from any governmental authority for assessment or collection of any taxes other than those contained in tax bills delivered to Buyer or described in the Commitment.

     (m) Seller has not received any written notice from any governmental agency of violation of any law, statute, ordinance or regulation pertaining to health, industrial hygiene, or the environment.

     (n) To Seller's knowledge, there has been no material financial change in Seller's "Total Partners' Capital" from that reported in its audited balance sheet of December 31, 1996, included in Seller's Form 10K filed with Securities and Exchange Commission for the year ended December 31, 1996. For purposes of this Section 10.2(n), "material financial change" shall mean a decrease of more than $5,000,000.00 in Total Partners' Capital.

     (o) As used herein, the term "Seller's knowledge" shall mean the actual knowledge of Jeffrey C. Carter, president of the general partner of Seller.

     (p) As used herein, the term "Seller has not received" shall mean: (i) Jeffrey C. Carter, the president of the general partner of Seller, has not personally received such item, nor to Jeffrey C. Carter's actual knowledge has any other person received such item; and (ii) Corporation Service Company--Prentice Hall, Seller's agent for service of process, has provided a letter stating that it has not personally received any such item.

     (q)  Seller owes no money to Operator.

10.3 Continuation and Survival of Representations and Warranties; Limitations on Liability Therefor. All representations and warranties made by the respective parties and contained in this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, the delivery of the Assignment and Assumption of Ground Lease and the Deed, and transfer of title to the Property, for a period of six
     (6) months, and shall not be deemed to have been waived at the Closing, or merged into any of the documents of conveyance or transfer to be delivered by Seller at the Closing; provided, however, no person, firm, or entity shall have any liability or obligation with respect to any representation or warranty herein contained unless on or prior to a date which is not later than six (6) months following the Closing Date the party seeking to assert liability under any such representation or warranty shall have notified the other party hereto in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail. All liability or obligation of either party hereto under any representation or warranty shall lapse and be of no further force or effect with respect to any matters not contained in a written notice delivered as contemplated above on or prior to six (6) months following the Closing. Notwithstanding the foregoing, Buyer acknowledges and agrees that: (a) Seller shall have no liability whatsoever with respect to any representation or warranty (other than Seller's representations and warranties made in Sections 10.2(a) and (b) above) as to which Buyer has any actual knowledge prior to Closing that such representation or warranty made by Seller pursuant to this Agreement or the other Documents was incorrect, false, or misleading in any way, and (b) neither party shall have any right to pursue remedies against the other for an untrue representation or the breach of a warranty unless and until the actual cumulative damages of the claiming party as a result of such incorrectness, falsity, or breach are in excess of $100,000.00.

                                   ARTICLE XI

                                   POSSESSION
                                   ----------

     Possession of the Property shall be delivered to Buyer immediately following the Closing, subject only to the Permitted Exceptions.


                                   ARTICLE XII

                            OPERATION OF THE PROPERTY
                            -------------------------

     Regarding the operation,  maintenance,  and repair of the Property  between the Effective Date and the Closing Date (or earlier termination of this Agreement): (a) Seller shall operate the Property in the ordinary course of business, but Seller shall not be required to make any capital improvements to the Property, except improvements or repairs that Seller reasonably determines to be of an emergency nature; (b) Seller agrees that it will not, without the prior written consent of Buyer (not to be unreasonably withheld or delayed), enter into any sublease or contract with respect to any portion of the Property which is not terminable upon thirty (30) calendar days notice without penalty;
(c) Seller shall not take any action, or suffer any action to be taken in its name or on its behalf, the effect of which would cause any of the representations or warranties of Seller herein contained to be untrue or incorrect in any material respect on and as of the Closing Date, or which would have the effect of causing Seller to be unable to satisfy or perform any of the conditions precedent to the obligations of Buyer hereunder; provided, however, that this provision shall not apply to any Partnership Vote Meeting or the giving of notice to the parties to the Collective Bargaining Agreement of the pending sale of the Property, or any matters arising from or in connection with either; (d) Seller shall at all times (i) promptly deliver to Buyer copies of any notices received by Seller from any person, firm, corporation, or governmental agency alleging any default on the part of Seller under any contract or agreement relating to the Property, or any part thereof, or any violation of any applicable law or ordinance with respect thereto which, if the facts alleged therein were true, would constitute a breach of any representation or warranty of Seller herein contained or adversely affect the ability of Seller to satisfy any condition precedent to the obligations of Buyer hereunder, and
(ii) promptly advise Buyer in writing of any change in Seller's representations and warranties made in Section 10.2 above; (e) Seller will not consent to, authorize, or approve any change in zoning or similar land use classification for the Land or any part thereof, or any special assessments not heretofore confirmed with respect to the Land; and (f) Seller will not knowingly or deliberately permit any lien or encumbrance to attach to the Property, or any part thereof, and shall cause all monetary liens or encumbrances that attach to the Property between the date of the Commitment and the Closing Date to be removed, and shall use its good faith commercially reasonable efforts to remove (or insure against by means of a title endorsement reasonably satisfactory to Buyer) all non-monetary liens or encumbrances that attach to the Property between the date of the Commitment and the Closing Date. From and after the Closing, Buyer agrees to cause Manager to continue in full force and effect through June 30, 1999, the Collective Bargaining Agreement (a copy of which has been provided to Buyer prior to the date hereof); provided, however, that Buyer's obligation to do so shall not prohibit any renegotiation of the Collective Bargaining Agreement if freely agreed to by the union thereunder, and further provided that Buyer's obligation shall be subject to matters outside of its or Manager's control including, but not limited to, a decertification of the union by the employees at the Hotel. If prior to June 30, 1999, Manager ceases to be the manager of the Hotel, Buyer shall endeavor in good faith to cause any new manager(s) of the Hotel to continue in full force and effect through June 30, 1999, the Collective Bargaining Agreement. Buyer agrees that Seller shall have no liability for the Collective Bargaining Agreement after the Closing except as expressly set forth in this Article XII or in Section 9.11 above. Buyer's obligations under this Article XII shall survive the Closing.


                                  ARTICLE XIII

                        LOSS BY CASUALTY: CONDEMNATION
                        ------------------------------

13.1 Damage or Destruction. Prior to the Closing Date, the entire risk of loss or damage to the Property by earthquake, flood, landslide, fire, hurricane, tornado, or other casualty shall be borne by Seller. If prior to the Closing any part of the Property is damaged by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall promptly notify Buyer of such fact. In the event that the estimated cost to repair any such damage exceeds, in the aggregate, $1,500,000.00, Buyer shall have the right to terminate this Agreement upon written notice to Seller within ten (10) business days of receipt of Seller's notice of the damage, in which event this Agreement shall terminate. In the event that Buyer elects not to timely terminate this Agreement as a result of any such damage, or the estimated cost of repair (as reasonably determined by Buyer and Seller) does not exceed, in the aggregate, $1,500,000.00, Seller shall, at the Closing, assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to Seller with respect to such damage, Buyer shall receive a credit against the Purchase Price in the amount of any applicable insurance deductible, and the parties shall proceed to Closing pursuant to the terms hereof without further modification of the terms of this Agreement.

13.2 Condemnation. If prior to the Closing Date all or any portion of the Property is taken by a condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall promptly notify Buyer of such fact (the "Condemnation Notice"). If in the reasonable opinion of Buyer the taking materially interferes or would materially interfere with the economic operation or use of the Property as it is operated on the Effective Date, then Buyer may elect to terminate this Agreement by written notice to such effect given to Seller within ten
     (10) business days after receipt by Buyer of the Condemnation Notice, in which event this Agreement shall terminate. If, under such circumstances, Buyer does not so elect to timely terminate this Agreement, then the Closing shall take place as herein provided without any abatement of the Purchase Price, and at the Closing Seller shall assign and turn over to the Buyer, and Buyer shall be entitled to receive and keep, all of Seller's right, title, and interest in and to any condemnation award which may be payable to Seller on account of such condemnation. If, prior to the Closing Date, one or more portions of the Real Property shall be taken (or are threatened to be taken) by exercise of right of eminent domain in a manner which does not, in the reasonable opinion of Buyer, materially interfere with the economic operation or use of the Property, then neither party shall have any right to terminate its obligations hereunder by reason thereof, but at the Closing Seller shall turn over and assign to Buyer all of Seller's right, title, and interest in and to any condemnation awards which may be payable to Seller on account of such condemnation. For purposes hereof, the term "taking" shall include any temporary as well as permanent taking.


                                   ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

14.1 Notices. Any communication, notice, or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other overnight delivery service, by facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested:

    If to Seller:           Manhattan Beach Hotel Partners, L.P.
                            c/o Manhattan Beach Commercial Properties III Inc.
                            3 World Financial Center, 29th Floor
                            New York, New York 10285-2900
                            Attention: Jeffrey C. Carter, President
                            Facsimile Number: (212) 528-9696

         With a copy to:    Skadden, Arps, Slate, Meagher & Flom
                            300 South Grand Avenue, Suite 3400
                            Los Angeles, California 90071
                            Attention: Rand S. April, Esq.
                            Facsimile Number: (213) 687-5600

    If to Buyer:            HMC/Interstate Manhattan Beach, L.P.
                            c/o Host Marriott Corporation
                            10400 Fernwood Road
                            Bethesda, Maryland  20817
                            Attention:  James F. Risoleo
                            Facsimile:  (301) 380-6601

         With copies to:    Host Marriott Corporation
                            Law Department
                            10400 Fernwood Road
                            Bethesda, Maryland  20817
                            Attention:  Bonnie Freeman, Esq.
                            Facsimile:  (301) 380-6332

                            Cox, Castle & Nicholson LLP
                            2049 Century Park East, 28th Floor
                            Los Angeles, California 90067
                            Attention:  Paul J. Titcher, Esq.
                            Facsimile:  (310) 277-7889

    and                     Interstate Hotels
                            Foster Plaza Ten
                            680 Andersen Drive
                            Pittsburgh, Pennsylvania 15220
                            Attention:  Robert L. Froman
                            Facsimile:  (412) 937-8060

         With a copy to:    Interstate Hotels
                            Foster Plaza Ten
                            680 Andersen Drive
                            Pittsburgh, Pennsylvania 15220
                            Attention:  Timothy Q. Hudak, Esq.
                            Facsimile:  (412) 937-3265

Any such notice shall be deemed delivered if sent as follows: (a) if personally delivered, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (b) if sent by Federal Express or other overnight courier service, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (c) if sent by facsimile transmission, on the date transmitted to the person to receive such notice if sent by 5:00 p.m., Eastern time, and on the next business day if sent after 5:00 p.m., Eastern time; or (d) if mailed, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt.

Any notice sent by facsimile transmission must be confirmed by personally delivering, sending by courier, or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least ten (10) calendar days before the effective date of such change in the manner provided in this Section 14.1.

14.2 Brokers and Finders.

     (a) If and only if the sale contemplated herein actually closes (as evidenced by the recordation of the Assignment and Assumption of
          Ground Lease and the Deed), Seller has agreed to pay a brokerage commission to Eastdil Broker Services, Inc., or its designee ("Broker") pursuant to a separate agreement with Broker. Seller shall not pay any brokerage commission or finder's fee to any broker or finder retained by Buyer, and Buyer shall be solely responsible for any such commission or fee.

     (b) In the event of any claim for broker's fees, finder's fees, commissions, or other similar compensation in connection herewith: (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, shall indemnify Seller against, defend, and held Seller harmless (using counsel reasonably satisfactory to Seller) from any and all loss, cost, liability, claim, damage, and expense (including, without limitation, attorneys', fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller (including any agreement with Broker), shall indemnify Buyer against, defend, and hold Buyer harmless (using counsel reasonably satisfactory to Buyer) from any and all loss, cost, liability, claim, damage, and expense (including, without limitation, attorneys' fees and costs) that Buyer sustains or incurs by reason of such claim. The provisions of this Section 14.2(b) shall survive the termination of this Agreement or the Closing.

14.3 Assignment. Neither all nor any portion of Buyer's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in Buyer) (collectively, a "Transfer"), without the prior written consent of Seller, which consent may be granted or denied in Seller's sole and absolute discretion. Any attempted Transfer without Seller's consent shall be null and void. Buyer's request for Seller's consent to any Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership, and financial condition of the prospective transferee and the financial details of the proposed Transfer. In addition, Buyer shall provide Seller with copies of all Transfer documentation, certified by Buyer to be true, correct, and complete, and with all other information which Seller may reasonably request.

     Notwithstanding the terms of the preceding paragraph of this Section 14.3, Seller shall not withhold its consent to any Transfer by Buyer, provided that each of the following conditions has been met, as reasonably determined by Seller following its review of the Transfer and related documentation submitted by Buyer:

     (a) the prospective transferee shall assume in writing all the obligations of Buyer under this Agreement and under the Documents;

     (b) as a result of any Transfer, no less than one hundred percent (100%) of the ownership interests in Buyer or the prospective transferee, as the case may be, shall be owned and held (directly or indirectly) by Host Marriott Corporation and/or Interstate Hotels Corporation; and

     (c) such Transfer shall be consummated on or before the seventh (7th) calendar day prior to the scheduled Closing Date.

     No transfer, whether with or without Seller's consent, shall operate to release Buyer or alter Buyer's primary liability to perform the obligations of Buyer under this Agreement. Furthermore, Buyer hereby acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, upon a Transfer (other than a Transfer recognized by the Title Company in Schedule A, Paragraph 2(a) of the Commitment as one that will not terminate the Commitment), issuance of the Owner's Title Policy shall no longer be a condition precedent to Buyer's obligation to purchase the Property, if after such a Transfer the Title Company refuses to honor the Commitment or issue the Owner's Title Policy, and all loss, cost, liability, claim, damage, and expense suffered by Buyer as a result thereof shall remain solely that of Buyer (whether or not Seller consents to such Transfer).

14.4 Successors and Assigns.  This Agreement  shall be binding upon and inure to
     the   benefit  of  the   parties   hereto  and  their   respective   heirs,
     administrators and permitted successors and assigns.

14.5 Amendments. This Agreement may be amended or modified only by a written instrument executed by both parties.

14.6 Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications, or exhibits hereto or thereto.

14.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

14.8 Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent (including, without limitation, that certain letter dated March 20, 1996, signed by Seller, Host Marriott Corporation, and Interstate Hotels Corporation, and amended from time to time), negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

14.9 Attorneys' Fees and Costs. If either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement or any of the Documents, the prevailing party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees and costs, and costs of investigation actually incurred. The foregoing includes, with limitation, attorneys' fees and costs, and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.

14.10Time of the Essence. Time is of the essence with respect to all matters contemplated by this Agreement.

14.11Confidentiality.  All  information,  surveys,  reports,  tests, and studies relating to the Property obtained by Buyer before or after the Effective Date, either by the observations and examinations of its agents and representatives or by Seller's disclosure, shall remain confidential. Prior to the Closing, Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party, which consent may be denied in the sole and absolute discretion of either party; provided, however, that Buyer and Seller shall be entitled to make any disclosures that either determines, in its reasonable discretion, are necessary or desirable to effect the City Approval, to comply with requirements of the Securities and Exchange Commission or any other governmental entity, or to be disclosed or made available to the Limited Partners of Seller. Notwithstanding the foregoing, nothing herein contained shall be deemed to limit or impair in any way Seller's or Buyer's right or ability to disclose the details of the herein contemplated transaction to their respective counsel, consultants, advisors or accountants, provided that each such person is informed of the confidentiality requirements hereof and agrees to abide by the same, or to such persons as they deem necessary in order to enable either of them to comply with any requirements of law or any court order. Moreover, nothing herein contained shall limit or impair in any way Buyer's right or ability to disclose the details of the herein contemplated transaction to persons or entities who in good faith are considering providing debt or equity financing to Buyer for purposes of this transaction, or to governmental agencies in connection with the application by Buyer for any required license or permit, or for transfer of any Permit from Seller and Buyer. Finally, Seller acknowledges that Buyer will release an announcement concerning its purchase of the Property at the Closing, and Buyer agrees that in connection with any press release by Buyer, including, without limitation, the press release by Buyer at the Closing, Buyer will provide an advance copy to Seller for Seller's review and approval, such review and approval to be completed within one (1) business day of receipt thereof. Unless the press release names Seller or any of Seller's affiliates, or contains a misstatement of fact, (in either of which cases Seller's suggested revisions to the press release shall be made), Buyer need not make Seller's suggested revisions to such press release. The confidentiality provisions of this Section 14.11 shall survive the Closing.

14.12No Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the Waiver.

14.13Further Acts. Each party, at the request of the other, shall execute, acknowledge (if appropriate), and deliver such additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

14.14Exhibits.   Exhibits  A  through  G  inclusive,  are  attached  hereto  and incorporated herein by reference.

14.15Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

14.16No Intent to Benefit Third Parties. Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Agreement.

14.17Performance Due on Day Other Than Business Day. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day on which banking institutions in the State of California are authorized or obligated by law or executive order to close (a "Holiday"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday, or Holiday.

14.18Expenses of Purchase and Sale. Except as otherwise provided in this Agreement, Seller and Buyer shall each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

14.19Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction, unless such invalidity materially changes the transaction set forth herein, in which event the Deposit shall be returned to Buyer and this Agreement shall terminate.

14.20No Recording.  Buyer shall not record this Agreement or any notice thereof.
     If such recording shall occur, Seller shall have, in addition to all other remedies for breach provided by law, the right to terminate this Agreement by written notice to Buyer.

14.21Quitclaim.  In the  event  of the  termination  of this  Agreement  for any reason, Buyer shall deliver to Seller a quitclaim deed and such other written instruments as Seller may reasonably require, executed and acknowledged in recordable form, transferring to Seller any and all rights of Buyer in the Property or any part thereof or interest therein; provided, however, that Seller shall prepare any such instruments and shall pay all charges, taxes and fees associated with recording the same.

14.22Termination of Agreement.

     (a) If this Agreement is terminated pursuant to Sections 7. l(a), 7.1(b) 7.1(c), 8.1(a), 8.1(b), 8.1(c), 13.1, 13.2, or 14.19 hereof, or by reason of the failure of any material condition precedent to Seller's or Buyer's obligations to occur (other than the failure of any material condition precedent resulting from the material uncured breach by Seller or Buyer of any of the provisions hereof, which are addressed separately by Sections 14.22(b) and (c) below in accordance with the terms of such sections), the Deposit (together with all interest earned on such Deposit) shall be returned to Buyer and Escrow Holder shall return all other cash, documents, instruments, and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and neither party shall have any further rights or obligations hereunder, except as provided in Sections 5.2(c), 5.2(d), 14.2(b), and 14.11 hereof, and other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and each party shall bear its own costs (including attorneys' and accountants' fees and costs) incurred hereunder.

     (b) If this Agreement is terminated by Buyer as a result of the material uncured breach by Seller (after notice, and after a reasonable opportunity to cure such breach, which for purposes of this provision shall constitute the commencement of such cure within fifteen (15) calendar days, the diligent prosecution thereof, and the completion of such cure within sixty (60) calendar days) of any of the provisions hereof, the Deposit (together with all interest earned on such Deposit) shall be delivered to Buyer by Escrow Holder and Escrow Holder shall return all other cash, documents, instruments, and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and neither party shall have any further rights or obligations hereunder, except as provided in Sections 5.2(c), 5.2(d), 14.2(b), 14.11 and 14.22(b) hereof, and other than those rights and obligations that, by their terms, survive the termination of this Agreement, and the costs of the Title Company and Escrow Holder shall be borne by Seller. Nothing contained in this
          Section 14.22(b) shall limit Buyer's ability to pursue any and all remedies of Buyer at law or in equity (including specific performance) or by statute or otherwise if Seller is in breach of this Agreement beyond all notice and cure periods. The election of any one or more remedies of Buyer shall not constitute a waiver of the right to pursue other remedies.

     (c) If this Agreement is terminated by Seller as a result of the material uncured breach by Buyer (after notice, and after a reasonable opportunity to cure such breach, which for purposes of this provision shall constitute the commencement of such cure within fifteen (15) calendar days, the diligent prosecution thereof, and the completion of such cure within sixty (60) calendar days) of any of the provisions hereof, the Deposit (together with all interest earned on such Deposit) shall be delivered to Seller by Escrow Holder, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and neither party shall have any further rights or obligations hereunder, except as provided in Sections 5.2(c), 5.2(d), 14.2(b) and 14.11 hereof, and other than those rights and obligations that, by their terms, survive the termination of this Agreement, and charges of the Title Company relating to searching title and issuing the Commitment.

14.23Waiver  of  Known  Defaults.   Notwithstanding  anything  to  the  contrary
     contained in this Agreement, if either party hereto has actual knowledge of the default of the other party (a "Known Default"), but nonetheless elects to consummate the transactions contemplated hereby and proceeds to Closing, then the rights and remedies of the nondefaulting party shall be waived with respect to any such Known Default upon the Closing and the defaulting party shall have no liability with respect thereto; provided, however, that if the non-defaulting party elects not to consummate the transactions contemplated hereby and not to proceed to Closing, the non-defaulting party shall retain all of its rights and remedies hereunder. This Section 14.23 shall not apply to any default of Seller hereunder resulting from Seller's breach of the representations and warranties of Seller made in Sections
     10.2 (a) and (b) above.

14.24Access to Records After Closing. Seller agrees to preserve at Seller's business office until three (3) years after the Closing Date all records pertaining to the operation of the Hotel in its hands which are not transferred to Buyer. Similarly, Buyer agrees to preserve at the Hotel or its business office all records pertaining to the operation of the Hotel transferred by Seller until three (3) years after the Closing Date. Where there is a legitimate purpose not injurious to the other party, or if there is a tax audit, other governmental inquiry, or litigation or prospective litigation to which Seller or Buyer is or may become a party making necessary Seller's access to such records of Buyer or making necessary Buyer's access to such records of Seller, each party, as the case may be, will allow representatives of the other party access to such records during regular business hours at such party's place of business for the sole purpose of obtaining information for use as aforesaid.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above.

                   "Seller"

                    MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                    a Delaware limited partnership


                    By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                    Its: General Partner

                         By: /s/Jeffrey C. Carter
                         ------------------------
                         Print Name: Jeffrey C. Carter
                         Print Title: President


                    "Buyer"

                     HMC/INTERSTATE MANHATTAN BEACH, L.P.,
                     a Delaware limited partnership

                     By:  HMC Manhattan Beach, Inc.,
                          a Delaware corporation
                     Its: General Partner

                          By: /s/James Risoleo
                          --------------------
                          Print Name:  James Risoleo
                          Print Title:  Vice President

ACCEPTED AND AGREED TO
on this ___ day of July, 1997:

"Escrow Holder"

COMMONWEALTH TITLE INSURANCE COMPANY,
a California corporation

By: /s/Lee A. Mellen
--------------------
Print Name:  Lee A. Mellen
Print Title:  Escrow Manager

                                    EXHIBIT A

                                LEGAL DESCRIPTION
                                -----------------

     All that certain real property situated in the City of Manhattan Beach, County of Los Angeles, State of California, described as follows:


PARCEL 1 (HOTEL SITE):

     Parcel 1 of Parcel Map No. 15659, in the City of Manhattan Beach, County of Los Angeles, State of California, as shown on a map filed in Book 172 Pages 17 through 18 inclusive of Parcel Maps, in the office of the County Recorder of said County.

     EXCEPT therefrom all oil, gas and other hydrocarbons, geothermal resources as defined in Section 6903 of the California Public Resources Code and all other minerals, whether similar to those herein specified or not within or that may be produced from the property; provided, however that all rights and interest in the surface of the property are hereby conveyed to grantee, no right or interest of any kind therein, express or implied, being excepted or reserved to grantor except as hereinafter expressly set forth.

     ALSO EXCEPT therefrom the sole and exclusive right from time to time to drill and maintain wells or other works into or through the property below a depth of five hundred (500) feet and to produce, inject, store and remove from or through such wells or works, oil, gas and other substances of whatever nature, including the right to perform any and all operations deemed to grantor necessary or convenient for the exercise of such rights as reserved in deed recorded April 19, 1979 as Instrument No. 79424731, Official Records.


PARCEL 2 (GOLF COURSE SITE):

     Parcel 2 of Parcel Map No. 15659, in the City of Manhattan Beach, County of Los Angeles, State of California, as shown on a map filed in Book 172 Pages 17 through 18 inclusive of Parcel Maps, in the office of the County Recorder of Los Angeles County, California.

     EXCEPT therefrom all oil, gas and other hydrocarbons, geothermal resources as defined in Section 6903 of the California Public Resources Code and all other minerals, whether similar to those herein specified or not within or that may be produced from the property; provided, however, that all rights and interest in the surface of the property are hereby conveyed to grantee, no right or interest of any kind therein, express or implied, being excepted or reserved to grantor except as hereinafter expressly set forth.

     ALSO EXCEPT therefrom the sole and exclusive right from time to time to drill and maintain wells or other works into or through the property below a depth of five hundred (500) feet and to produce. inject store and remove from or through such wells or works, oil, gas and other substances of whatever nature, including the right to perform any and all operations deemed to grantor necessary or convenient for the exercise of such rights as reserved in deed recorded April 19, 1979 as Instrument No. 79-42431, Official Records.

                                    EXHIBIT B

                FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
                -------------------------------------------------

                              [See Following Pages]

Recording Requested by
and when recorded mail to:
[________________________
_________________________
_________________________]

________________________________________________________________________________

                    Space Above This Line For Recorder's Use

                    ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
                    -----------------------------------------

     This ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this "Assignment") is entered into as of [__________________], 1997, by and between Manhattan Beach Hotel Partners, L.P., a Delaware limited partnership, formerly known as Shearson California Radisson Plaza Partners, L.P., a Delaware limited partnership ("Assignor") and HMC/Interstate Manhattan Beach, L.P., a Delaware limited partnership ("Assignee").


                                    RECITALS
                                    --------

A. Assignor is the current tenant under that certain Ground Lease dated March 1, 1983, made by and between the City of Manhattan Beach, a municipal corporation "Landlord"), and Manhattan Beach Hotel Properties, a California general partnership ("MBHP"), as amended by Amendment No. 1 to Ground Lease, dated August 25, 1983, by Amendment No. 2 to Ground Lease, dated January 24, 1984, by Amendment No. 3 to Ground Lease, dated October 15, 1984, by Amendment No. 4 to Ground Lease, dated July 28, 1987, by Amendment No. 5 to Ground Lease, dated October 9, 1987, by Amendment No. 6 to Ground Lease dated November 3, 1987, by letter dated March 12, 1984, by letter dated October 12, 1984, and by letter dated August 7,1987 (collectively, the "Lease"), which Lease is disclosed by a Memorandum of Ground Lease recorded on September 19, 1983, in the Official Records of Los Angeles County, California (the "Official Records") as Instrument No. 83-1094723.

B. Assignor is the successor in interest to MBHP's interest in the Lease pursuant to that certain Assignment of Ground Lease recorded on December 1, 1987, in the Official Records as Instrument Number 87-1900319.

C. The Lease relates to that certain land located in the City of Manhattan Beach, County of Los Angeles, more particularly described on Exhibit A attached hereto (the "Land").

D. Assignor and Assignee are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of June 30, 1997, pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the tenant's interest in the Land under the Ground Lease (together with certain other real and personal property) and Assignor has agreed to assign and Assignee has agreed to assume the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     (a) Assignor hereby assigns and transfers to Assignee all of the right, title, and interest of Assignor in, to, and under the Lease.

     (b) Assignee hereby accepts such assignment and transfer, and hereby assumes as of and from and after the Closing Date (as hereinafter defined) all of Assignor's obligations, duties, covenants, agreements, and liabilities arising or accruing under the Lease on and from and after the Closing Date.

     (c) Assignor agrees to indemnify, defend, and hold Assignee harmless from and against any and all losses, costs, liabilities, claims, damages, and expenses (including reasonable attorneys' fees and costs), arising or accruing before the Closing Date and arising out of or in connection with a breach or default under the Lease.

     (d) Assignee agrees to indemnify, defend, and hold Assignor harmless from and against any and all losses, costs, liabilities, claims, damages, and expenses (including reasonable attorneys' fees and costs), arising or accruing on or after the Closing Date and arising out of or in connection with a breach or default under the Lease.

     (e) As used herein, the term "Closing Date" shall mean and refer to the earlier of the date this Assignment is recorded in the Official Records.

     (f) In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

     (g) This Assignment shall be binding on and inure to the benefit of the parties hereto, their successors in interest, and assigns.

     (h) This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute one and the same instrument.

     (i) This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

                    "ASSIGNOR"

                     MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                     a Delaware limited partnership

                     By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                     Its: General Partner

                          By: __________________________________
                          Print Name: Jeffrey C. Carter
                          Print Title: President

                    "ASSIGNEE"

                     HMC/INTERSTATE MANHATTAN BEACH, L.P.
                     a Delaware limited partnership

                     By:  HMC Manhattan Beach, Inc.,
                          a Delaware corporation
                     Its: General Partner

                          By: ___________________________________
                          Print Name:
                          Print Title:

                                     CONSENT
                                     -------


     The City of Manhattan Beach ("Landlord") hereby consents to the foregoing Assignment.




Date: [___________], 1997     LANDLORD:

                          CITY OF MANHATTAN BEACH,
                          a municipal corporation

                          By: __________________________________
                          Name: ________________________________
                          Title: _______________________________

STATE OF _______________ )
                         : ss.
COUNTY OF ______________ )


     On the ___ day of _________, 199_,  before  me,___________________________, personally appeared __________________________________ [] personally known to me or [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.



__________________________________
(SEAL)



STATE OF _______________ )
                         : ss.
COUNTY OF ______________ )


     On the ___ day of _________, 199_, before me,_____________________________, personally appeared ______________________________[] personally known to me or [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



__________________________________
(SEAL)

STATE OF _______________ )
                         : ss.
COUNTY OF ______________ )


     On the ___ day of____________, 199_, before me, __________________________, personally appeared _________________________________ [] personally known to me or [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



__________________________________
(SEAL)

             EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

                                LEGAL DESCRIPTION
                                -----------------

     All that certain real property situated in the City of Manhattan Beach, County of Los Angeles, State of California, described as follows:

                                    EXHIBIT C

                               FORM OF GRANT DEED
                               ------------------

                              [See Following Pages]

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

[_________________________
__________________________
__________________________
__________________________]


________________________________________________________________________________

                   (Space Above Line For Recorder's Use Only)




                                   GRANT DEED
                                   ----------


     The undersigned Grantor declares that documentary transfer tax is not shown pursuant to Section 11932 of the California Revenue and Taxation Code, as amended.

     FOR VALUE RECEIVED, MANHATTAN BEACH HOTEL PARTNERS, L.P., a Delaware limited partnership, formerly known as Shearson California Radisson Plaza Partners, L.P., a Delaware limited partnership, grants to HMC/INTERSTATE MANHATTAN BEACH, L.P., a Delaware limited partnership ("Grantee"), all of its right, title, and interest in and to the hotel, parking, and other buildings, structures, improvements, fixtures, and appurtenances (collectively, the "Improvements") located on the land situated in the City of Manhattan Beach, County of Los Angeles, State of California, and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Land").

     THE IMPROVEMENTS ARE CONVEYED TO GRANTEE SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions, restrictions, and other matters of record, including, without limitation, that certain Ground Lease dated March 1, 1983, as amended by Amendment No. 1 to Ground Lease dated August 25, 1983, Amendment No. 2 to Ground Lease dated January 24, 1984, Amendment No. 3 to Ground Lease dated October 15, 1984, Amendment No. 4 to Ground Lease dated July 28, 1987, Amendment No.5 to Ground Lease dated October 9, 1987, Amendment No. 6 to Ground Lease dated November 3, 1987, and by letters dated March 12, 1984, October 12, 1984, and August 7, 1987; (b) all matters that would be revealed or disclosed in an accurate survey of the Improvements and the Land; (c) interests of the parties listed on Schedule I attached hereto and incorporated herein by reference that are in possession of the Improvements or the Land, and interests of hotel guests therein, as hotel guests only; and (d) all liens not yet delinquent for taxes for real property, and all non-delinquent general or special assessments against the Improvements or the Land.

     IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of [__________], 1997.


                         "Seller"

                          MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                          a Delaware limited partnership

                          By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                          Its: General Partner
                               By: ___________________________
                               Print Name: ___________________
                               Print Title: __________________

STATE OF _______________ )
                         : ss.
COUNTY OF ______________ )


     On the ___ day of __________, 199_, before me, ___________________________, personally appeared _____________________________ [] personally known to me or [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and Official seal.



_________________________________
(SEAL)

                             EXHIBIT A TO GRANT DEED

                                LEGAL DESCRIPTION
                                -----------------

     All that certain real property situated in the City of Manhattan Beach, County of Los Angeles, State of California, described as follows:

                                    EXHIBIT D

                              FORM OF BILL OF SALE
                              --------------------

                              [See Following Pages]

                                  BILL OF SALE
                                  ------------

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, MANHATTAN BEACH HOTEL PARTNERS, L.P., a Delaware limited partnership ("Seller"), does hereby sell and convey to HMC/INTERSTATE MANHATTAN BEACH, L.P., a Delaware limited partnership ("Buyer"), good and marketable title to all of Seller's right, title, and interest in and to the personal property, inventory, furniture, fixtures, and equipment (collectively, the "Personal Property") owned by Seller, located at, and used for the operation, maintenance, or management of the "Hotel" (as hereafter defined), including, without limitation, the personal property described on Schedule I attached hereto, but expressly excluding, without limitation, any and all personal property leased by Seller under the contracts described on Schedule II attached hereto, and any and all personal property owned or leased by Manhattan Beach Management Company, Interstate Hotels Corporation, Radisson Hotels International, Inc., Radisson Golf Course Co., Inc., guests of the Hotel, tenants under subleases at the Hotel, and suppliers, contractors, and vendors serving the Hotel. The "Hotel" shall mean and refer to that certain hotel and golf course commonly known as the "Radisson Plaza Hotel and Golf Course" located at 1400 Parkview Avenue, Manhattan Beach, California.

     Seller represents and warrants to Buyer that Seller has good and marketable title to the Personal Property, and that to the actual knowledge of Jeffrey C. Carter, president of the general partner of Seller, the Personal Property is not subject to any encumbrances, conditional sales contracts, or other liens. Seller has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to the condition any of the Personal Property or any such related matters (including, without limitation, any representation or warranty of merchantability or fitness for a particular purpose) and the Personal Property is sold to Buyer in its present "AS IS, WHERE IS" condition.

     By its acceptance of this Bill of Sale and the Personal Property, Buyer hereby acknowledges receipt of the Personal Property and further acknowledges that Buyer is receiving such Personal Property in its present "AS IS, WHERE IS" condition without recourse or representation or warranty of any kind whatsoever as to the condition thereof or any such related matters (including, without limitation, any representation or warranty of merchantability or fitness for a particular purpose).

     This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

     IN  WITNESS  WHEREOF,   Seller  has  executed  this  Bill  of  Sale  as  of
[__________________], 1997.

                         "Seller"

                          MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                          a Delaware limited partnership

                          By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                          Its: General Partner

                               By: ____________________________
                               Print Name:  Jeffrey C. Carter
                               Print Title:  President

                           SCHEDULE I TO BILL OF SALE

                    DESCRIPTION OF CERTAIN PERSONAL PROPERTY
                    ----------------------------------------

     The following personal property to the extent located in and about the land and improvements known as the Radisson Plaza Hotel and Golf Course, Manhattan Beach, California, consisting of:

     (i) furniture and furnishings (including furniture, carpeting, draperies, lamps and other items for all guest rooms, offices, and public areas);

     (ii) equipment (including office equipment, dining room wagons, material handling equipment, cleaning and engineering equipment, vehicles and all equipment required for the operation of kitchens, bars, laundries and dry cleaning facilities);

     (iii)uniforms, tools and utensils (including staff uniforms and dining room, engineering and housekeeping tools and utensils);

     (iv) china, glassware, linens, silverware and the like; and

     (v)  food  and  beverage  inventory,   merchandise,   supplies,  and  other
          inventory.

                           SCHEDULE II TO BILL OF SALE

                    DESCRIPTION OF EXCLUDED PERSONAL PROPERTY
                    -----------------------------------------

     All personal property leased by Seller under the following contracts:



                                                              Credits to Seller
                        Term      Description                    for Deposits
--------------------------------------------------------------------------------

Equipment Leases:

Orix/United Bus Corp  July 1997   Shuttle Vans (3)
Telerent              Feb 2000    Guest room Televisions           $1,887.93
Comdisco              June 1997   Phone Equipment & switch
Xerox                 Sept. 2000  Copiers (3)


Service Contracts:

Intel                             Phone Maint.
Federal Signs                     Sign Maint.
Culligan                          Water Softener Agreement
Fideleo (Harmony)                 Front Office software support
Aquaserve                         Cooling Tower Service (No
                                  Contract, service provided
                                  Month)
Cal-Western                       Exterminators (Contract not
                                  on file.  Called for copy to
                                  forward)
HSG                               Window Washing (No Contract,
                                  annual service provided by
                                  schedule)
Pagenet                           Pager Service
Decision One                      Back Office Hardware
Micros                            Restaurant POS Support
Minibar Systems                   Minibar Maint.
BC Drain                          Jet Kitchen Drains (No contract,
                                  service provided Month to Month)
The Grease Co.                    Grease Trap Maintenance (No
                                  Contract, service provided Month
                                  to Month)
Rigoli                            Fire System Maint.
Rigoli                            Hood and Duct Exhaust cleaning
Department of Airports            Hotel Listing                   $3,240.00
El Segundo Cleaners               Uniform cleaning and guest
                                  laundry services
Direct TV                         Public Viewing Agreement
Sea Water Visions                 Lobster Tank Service
Muzak                             Music Agreement
Enron                             Direct Gas Sales Agreement
Pearce Enterprises                Building & floors cleaning
                                  contract
Mobil Relay                       Radio Repeater Agreement
On Command                        In-room Movie & Free-to-Guest TV
Edison Co.                        Interruptible service Agreement
Loomis Armored                    Armored Car Service
Payment Solutions                 Check Guarantee Service         $  495.00
Comp-Tech (GEAC)                  Front Office system hardware
                                  Maint.
Hobic Plus                        Xeta call accounting & 0+
                                  calling agreement
Marvin Poer Co.                   Sales Tax consulting agreement
CTR/ Kronos                       Time Clock Maint.
Aptech                            Back Office Software support
Elevator Advisors                 Elevator Maint.
Browns Green Thumb                Landscaping (Contract not on file.
                                  Called for copy to forward)
Pizza Hut                         Franchise Agreement

                                   EXHIBIT E

               FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
               ---------------------------------------------------

                              [See Following Pages]

                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
                   -------------------------------------------


     This GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of [ _], 1997, by MANHATTAN BEACH HOTEL PARTNERS, L.P., a Delaware limited partnership ("Assignor"), in favor of HMC/INTERSTATE MANHATTAN BEACH, L.P., a Delaware limited partnership ("Assignee"), with reference to the following facts:

A. Assignor is the lessee of that certain land located at 1400 Parkview Avenue in the City of Manhattan Beach, County of Los Angeles, State of California, and more particularly described in Exhibit A attached hereto and incorporated herein by reference, and the owner of certain buildings, structures, and other improvements commonly known as the "Radisson Plaza Hotel and Golf Course" (collectively, the "Real Property"). The Real Property is being conveyed to Assignee pursuant to a certain Assignment and Assumption of Ground Lease and a certain Grant Deed (the "Grant Deed") executed by Assignor in favor of Assignee.


B. Assignor, as the owner of the Real Property, has or may have an interest in the following items: (i) those certain subleases, licenses, and occupancy agreements listed on Schedule I attached hereto and incorporated herein by reference, and any security deposits obtained in connection therewith (collectively, the "Subleases"); (ii) those certain agreements and contracts listed on Schedule I, and any security deposits obtained in connection therewith (collectively, the "Contracts"); (iii) those certain licenses, franchises, and permits listed on Schedule I (collectively, the "Permits"); (iv) those certain accounts receivable for the Real Property outstanding as of the date the Grant Deed is recorded and listed on
     Schedule I (the "Accounts"); and (v) those certain contract rights, concessions, trademarks, service marks, trade names (including the names of restaurants, lounges, and meeting rooms), logos, copyrights, indemnities, and rights under guaranties or warranties relating to goods, merchandise, or services at or relating to the Hotel listed on Schedule I (collectively, the "Miscellaneous Property Assets" and, collectively with the Subleases, the Contracts, and the Permits, the "Assigned Assets").

     NOW, THEREFORE, in consideration of the foregoing facts:

     1. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title, and interest in and to the Assigned Assets. This Assignment is made without recourse or representation or warranty whatsoever. By executing this Assignment, Assignee acknowledges and agrees that Assignee and Assignee's representatives have been afforded the opportunity to make and have made such inspections of the Assigned Assets assigned hereby and matters related thereto as they have deemed necessary or desirable. Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets or any such related matters, except as and to the extent set forth in that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of June 30, 1997, by and between Assignee and Assignor.

     2. Assignee hereby agrees to and accepts such assignment and, in addition, expressly assumes and agrees to keep, perform, and fulfill all of the terms, covenants, obligations, and conditions required to be kept, performed, and fulfilled by Assignor under, or with respect to, the Assigned Assets from and after the Closing Date (as hereafter defined). Assignee further agrees to assume and timely pay all those certain accounts payable outstanding as of the date the Grant Deed is recorded and listed on Schedule I (the "Payables"). Assignee further agrees to indemnify, defend, and hold Assignor harmless from and against any and all loss, cost, liability, claim, damage, and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly related to any breach or default by Assignee in connection with the Assigned Assets, the Payables, or Assignee's obligations hereunder, accruing from and after the Closing Date. Assignor agrees to indemnify, defend, and hold Assignee harmless from and against any and all loss, cost, liability, claim, damage, and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly related to any breach or default by Assignor in connection with the Assigned Assets prior to the Closing Date. "Closing Date" shall mean and refer to the date the Grant Deed is recorded.

     3. The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, their successors in interest, and assigns.

     4. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute one and the same instrument.

     5. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

     6. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Subleases, Contracts, Permits, and Miscellaneous Property Assets as of the date first set forth above.

                         "Assignor"

                          MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                          a Delaware limited partnership

                          By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                          Its: General Partner

                               By: ____________________________
                               Print Name:  Jeffrey C. Carter
                               Print Title:  President



                         "Assignee"


                          By:  HMC/INTERSTATE MANHATTAN BEACH, L.P.,
                               a Delaware limited partnership

                          By:  HMC Manhattan Beach, Inc.,
                               a Delaware corporation
                          Its: General Partner

                               By: ______________________________
                               Print Name: ______________________
                               Print Title: _____________________

                                     CONSENT
                                     -------

     Interstate Hotels Corporation ("Manager") hereby consents to the foregoing Assignment.



Date: [___________], 1997     MANAGER:


                              INTERSTATE HOTELS CORPORATION

                              By: __________________________
                              Name: ________________________
                              Title: _______________________

                                     CONSENT
                                     -------

     Radisson Hotels International, Inc. ("Licensor") hereby consents to the foregoing Assignment.




Date: [___________], 1997     LICENSOR:

                              RADISSON HOTELS INTERNATIONAL, INC.

                              By: _______________________________
                              Name: _____________________________
                              Title: ____________________________

            Exhibit A to General Assignment and Assumption Agreement
                                Legal Description


     All that certain real property situated in the City of Manhattan Beach, County of Los Angeles, State of California. described as follows:

           SCHEDULE I TO GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
           ---------------------------------------------------------


1.   Subleases (and any related security deposits):


Subtenants                    Term           Description
--------------------------------------------------------------------------------

Galamar Enterprises         July 1998        Gift Shop
AVHQ                        May 1999         Audio/Visual services
Minuteman Parking Co.       March 1999       Parking Services
Web Services Co.            Mo. to Mo.       Laundry Vending
Network Services            Aug. 2000        Pay Phones




Security Deposits Advanced by Assignor
for Certain Relocated Employees of the                 Credits to Assignor
Manager Working at the Real Property                   for Security Deposit
--------------------------------------------------------------------------------

Dave Chiodi Rent Deposit                                    $1,750.00
Marci Greenberg Rent Deposit                                   650.00
Wade Miller Rent Deposit                                       700.00

2.   Contracts (and any related security deposits):

                                                                   Credit to
                                                                  Assignor for
                         Term      Description                 Security Deposit
--------------------------------------------------------------------------------

Equipment Leases:

Orix/United Bus Corp.  July 1997   Shuttle Vans (3)
Telerent               Feb. 2000   Guest Room Televisions         $ 1,887.93
Comdisco               June 1997   Phone Equipment and Switch
Xerox                  Sept. 2000  Copiers (3)


Service Contracts:

Intel                              Phone Maintenance
Federal Signs                      Sign Maintenance
Culligan                           Water Softener Agreement
Fideleo (Harmony)                  Fideleo Front Office
                                   Software Support
Aquaserve                          Cooling Tower Service
                                   (No Contract, service
                                   provided Month)
Cal-Western                        Exterminators (Contract not
                                   on file.  Called for copy
                                   to forward)
HSG                                Window Washing (No Contract,
                                   annual service provided
                                   by schedule)
Pagenet                            Pager Service
Decision One                       Back Office Hardware
Micros                             Restaurant POS Support
Minibar Systems                    Minibar Maintenance
BC Drain                           Jet Kitchen Drains
                                   (No contract, service
                                   provided Month to Month)
The Grease Co.                     Grease Trap Maint. (No
                                   Contract, service provided
                                   Month to Month)
Rigoli                             Fire System Maintenance
Rigoli                             Hood and Duct Exhaust Cleaning
Department of Airports             Hotel Listing                     3,240.00
El Segundo Cleaners                Uniform Cleaning and Guest
                                   Laundry Services
Direct TV                          Public Viewing Agreement
Sea Water Visions                  Lobster Tank Service
Muzak                              Music Agreement
Enron                              Direct Gas Sales Agreement
Pearce Enterprises                 Building and Floors Cleaning
Mobil Relay                        Radio Repeater Agreement
On Command                         In-room Movie and Free-to-Guest TV
Edison Co.                         Interruptible Service Agreement
Loomis Armored                     Armored Car Service
Payment Solutions                  Check Guarantee Service             495.00
Comp-Tech (GEAC)                   Front Office System Hardware
                                   Maintenance
Hobic Plus                         Xeta Call Accounting & 0+ Calling
                                   Agreement
Marvin Poer Co.                    Sales Tax Consulting Agreement
CTR/Kronos                         Time Clock Maintenance
Aptech                             Back Office Software Support
Elevator Advisors                  Elevator Maintenance
Browns Green Thumb                 Landscaping (Contract not on file.
                                   Called for copy to forward)
Pizza Hut                          Franchise Agreement

Other Agreements:

Management  Agreement  dated  January  3,  1992,  as  amended  by  Amendment  to
Management  Agreement  dated as of April 21,  1994,  and  Second  Amendment  to
Management Agreement dated as of March 20, 1997, between the manager named therein and Assignor.

Operating Agreement (Radisson Plaza Golf Course) dated December 10, 1986, between the operator named therein and Manhattan Beach Hotel Properties, a California limited partnership, Assignor's predecessor-in-interest.

License Agreement dated as of November 27, 1984, as amended and supplemented by Amendment to License Agreement dated as of October 2, 1989, Agreement Regarding Radisson License dated as of November 14, 1989, Agreement Amending and Restating Radisson License Agreement dated as of June 14, 1991, Amended and Restated License Agreement dated as of June 14, 1991, Amendment to License Agreement dated as of June 14, 1991, and First Amendment to Amended and Restated License Agreement for Radisson Plaza Hotel and Golf Course (Manhattan Beach, California) dated September 20, 1993, all between Radisson Hotels International, Inc., or its predecessor in interest and Assignor or Assignor's predecessor in interest. [This agreement will not be assigned and assumed if cancelled prior to closing.]

3.   Permits


Name of Permit                Type of Permit                Permit In Name Of
--------------------------------------------------------------------------------

County of Los Angeles #3670   Operating Permit              Shearson California
  Public Health               Restaurant (401+ Seats)       Radisson Plaza
  Operating Permit                                          Partners, L.P.

County of Los Angeles #3620   Operating Permit              Shearson California
  Public Health               Restaurant (31-60 Seats)      Radisson Plaza
  Operating Permit                                          Partners, L.P.

City of Manhattan Beach       Fire Department               Shearson California
  High Rise Structure Permit                                Radisson Plaza
                                                            Partners, L.P.

City of Manhattan Beach       Fire Department               Manhattan Beach
  Hazardous Materials Permit                                Hotel Partners, L.P.

Southern California
  Air Quality Permit



Name of License               Type of License               License In Name Of
--------------------------------------------------------------------------------

State of California           Alcoholic Beverage License    Interstate Hotels
  47-256216-1 1935-01         On-Sale General               Corporation
Alcoholic Bev. Control        Eating Place
Lic. # 2009049949

State of California           Alcoholic Beverage License    Interstate Hotels
  47-256216 1935-01           On-Sale General               Corporation
Alcoholic Bev. Control        Eating Place
Lic. # 2009049950

City of Manhattan Beach       Business License - Living     Shearson California
  #624                        Areas                         Radisson Plaza
Business Certificate                                        Partners, L.P.

City of Manhattan Beach       Business License - Service    Shearson California
  #625                                                      Radisson Plaza
Business Certificate                                        Partners, L.P.

County of Los Angeles         Public Health License         Shearson California
  #4730                       Hotel/Pool (51+ rooms)        Radisson Plaza
Public Health License                                       Partners, L.P.

4.   Accounts:

     [Forthcoming at Closing as Seller and Buyer shall reasonably agree]

5.   Miscellaneous Property Assets:
     [Forthcoming at Closing as Seller and Buyer shall reasonably agree]

6.   Payables:

     [Forthcoming at Closing as Seller and Buyer shall reasonably agree]

                                    EXHIBIT F

                          FORM OF NON-FOREIGN AFFIDAVIT
                          -----------------------------

                              [See Following Page]

                            NON-FOREIGN AFFIDAVIT OF
                      MANHATTAN BEACH HOTEL PARTNERS, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                         ------------------------------


     Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. In addition, Section 18805 of the California Revenue and Taxation Code, as amended (the "R&T Code"), provides that a transferee of a California real property interest must withhold tax if the transferor's last known street address is outside the boundaries of the State of California. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. and California real property interest by MANHATTAN BEACH HOTEL PARTNERS, L.P., a Delaware limited partnership ("Transferor"), the undersigned Transferor hereby certifies as follows:

1.   Transferor  is  not  a  foreign  person,   foreign   corporation,   foreign
     partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder);

2.   Transferor's U.S. taxpayer I.D. number is _____________; and

3.   Transferor's office address is _______________________________________.

     Transferor understands that this certification may be disclosed to the Internal Revenue Service and/or the California Franchise Tax Board and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, Transferor declares that it has examined the foregoing certification and it is true, correct, and complete.

                         "Transferor"

                          MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                          a Delaware limited partnership

                          By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                          Its: General Partner

                               By: ____________________________
                               Print Name:  Jeffrey C. Carter
                               Print Title:  President

                                    EXHIBIT G

          FORM OF NOTICES TO SUBTENANTS, EQUIPMENT LESSORS, AND VENDORS
          -------------------------------------------------------------

                              [See Following Pages]

                              NOTICE TO SUBTENANT

                     UNDER SUBLEASE OR OCCUPANCY AGREEMENT
                     -------------------------------------


                              _____________, 1997



[Subtenant]
Radisson Plaza Hotel and Golf Course
1400 Parkview Avenue
Manhattan Beach, CA 90266

Dear [Subtenant]:

     We are pleased to announce that the Radisson Plaza Hotel and Golf Course was sold today by Manhattan Beach Hotel Partners, L.P., a Delaware limited partnership, to HMC/Interstate Manhattan Beach, L.P., a Delaware limited partnership. Interstate Hotels Corporation will continue to manage the property.

     The new owner has assumed the prior owner's rights and obligations as landlord under your sublease or occupancy agreement. This means that the new owner holds the $___________ security deposit you made and has assumed responsibility to you for the return of the deposit pursuant to your sublease or occupancy agreement and the laws of the State of California, and that all rental or other payments should be made payable to HMC/Interstate Manhattan Beach, L.P. All notices and communications from you to the new owner are to be directed to Interstate Hotels Corporation at [address].

                         Sincerely,

                         Seller:

                         MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                         a Delaware limited partnership

                         By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                         Its: General Partner

                              By: _____________________________
                              Print Name:  Jeffrey C. Carter
                              Print Title: President

                         Buyer:

                         HMC/INTERSTATE MANHATTAN BEACH, L.P.,
                         a Delaware limited partnership

                         By:  HMC Manhattan Beach, Inc.,
                              a Delaware corporation
                         Its: General Partner

                              By: ___________________________
                              Print Name: ___________________
                              Print Title: __________________

                           NOTICE TO EQUIPMENT LESSOR

                              UNDER EQUIPMENT LEASE
                              ---------------------


                               ______________, 1997


_______________________
_______________________
_______________________

Dear [Equipment Lessor]:

     We are pleased to announce that the Radisson Plaza Hotel and Golf Course was sold today by Manhattan Beach Hotel Partners, L.P., a Delaware limited partnership, to HMC/Interstate Manhattan Beach, L.P., a Delaware limited partnership. Interstate Hotels Corporation will continue to manage the property.

     The new owner has assumed the prior owner's rights and obligations under your equipment lease. All notices and communications from you to the new owner should continue to be directed to Interstate Hotels Corporation at [address].

                         Sincerely,

                         Seller:

                         MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                         a Delaware limited partnership

                         By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                         Its: General Partner

                              By: _____________________________
                              Print Name:  Jeffrey C. Carter
                              Print Title:  President

                         Buyer:

                         HMC/INTERSTATE MANHATTAN BEACH, L.P.,
                         a Delaware limited partnership

                         By:  HMC Manhattan Beach, Inc.,
                              a Delaware corporation
                         Its: General Partner

                              By: ___________________________
                              Print Name: ___________________
                              Print Title: __________________

                                NOTICE TO VENDOR

                             UNDER SERVICE CONTRACT
                             ----------------------


                               ____________, 1997



____________________
____________________
____________________

Dear [Vendor]:

     We are pleased to announce that the Radisson Plaza Hotel and Golf Course was sold today by Manhattan Beach Hotel Partners, L.P., a Delaware limited partnership, to HMC/Interstate Manhattan Beach, L.P., a Delaware limited partnership. Interstate Hotels Corporation will continue to manage the property.

     The new owner has assumed the prior owner's rights and obligations under your service contract. All notices and communications from you to the new owner should continue to be directed to Interstate Hotels Corporation at [address].

                         Sincerely,

                         Seller:

                         MANHATTAN BEACH HOTEL PARTNERS, L.P.,
                         a Delaware limited partnership

                         By: Manhattan Beach Commercial Properties III Inc., a Delaware corporation
                         Its: General Partner

                              By: _____________________________
                              Print Name:  Jeffrey C. Carter
                              Print Title:  President

                         Buyer:

                         HMC/INTERSTATE MANHATTAN BEACH, L.P.,
                         a Delaware limited partnership

                         By:  HMC Manhattan Beach, Inc.,
                              a Delaware corporation
                         Its: General Partner

                              By: ____________________________
                              Print Name: ____________________
                              Print Title: ___________________